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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-213083

PROSPECTUS

Vista Outdoor Inc.

Offer to Exchange

          This is an offer by Vista Outdoor Inc., a Delaware corporation ("Vista Outdoor" or the "Issuer"), to exchange $350,000,000 aggregate principal amount of its 5.875% Senior Notes due 2023 (the "exchange notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding unregistered 5.875% Senior Notes due 2023 that were issued in a private offering on August 11, 2015 (the "outstanding unregistered notes" and, together with the exchange notes, the "notes", and such transaction, the "exchange offer").

          We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offer:

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  We will exchange all outstanding unregistered notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

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  You may withdraw tenders of outstanding unregistered notes at any time prior to the expiration date of the exchange offer.

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  The exchange offer will expire at 12:00 a.m. midnight, New York City time, at the end of the day on October 4, 2016, unless extended. We do not currently intend to extend the expiration date.

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  The exchange of outstanding unregistered notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes.

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  The terms of the exchange notes to be issued in the exchange offer are identical in all material respects to the terms of the outstanding unregistered notes, except that the transfer restrictions, registration rights and payment of additional interest applicable to the outstanding unregistered notes will not apply to the exchange notes.

Results of the Exchange Offer:

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  The exchange notes may be sold in the over-the-counter-market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national exchange.

          All untendered outstanding unregistered notes will continue to be subject to the restrictions on transfer set forth in the outstanding unregistered notes and in the indenture. In general, the outstanding unregistered notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding unregistered notes under the Securities Act.

          Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The Letter of Transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding unregistered notes where such outstanding unregistered notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Vista Outdoor has agreed that, for a period of 180 days after the expiration date (as defined herein), it will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

          See "Risk Factors" beginning on page 15 for a discussion of certain risks that you should consider before participating in the exchange offer.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 30, 2016.

        You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

        OUR DOCUMENTS INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS OR PORTIONS OF EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN OR IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO VISTA OUTDOOR INC., C/O CORPORATE SECRETARY, 262 N UNIVERSITY DRIVE, FARMINGTON, UT 84025, TELEPHONE NUMBER (801) 447-3000. IN ORDER TO ENSURE TIMELY DELIVERY, ANY REQUEST SHOULD BE SUBMITTED NO LATER THAN FIVE BUSINESS DAYS BEFORE THE DATE YOU MUST MAKE YOUR INVESTMENT DECISION WITH RESPECT TO THE EXCHANGE OFFER. ACCORDINGLY, YOUR REQUEST SHOULD BE SUBMITTED NO LATER THAN SEPTEMBER 27, 2016.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking statements". Forward-looking statements speak only as of the date they are made and give our current expectations or forecasts of future events. Words such as "may," "expected," "intend," "estimate," "anticipate," "believe," "project," or "continue," and similar expressions are used to identify forward-looking statements. These forward-looking statements are based on management's current expectations and assumptions regarding our business and performance, the economy and other future conditions and forecasts of future events, circumstances and results. Consequently, no forward-looking statements can be guaranteed. Actual results may vary materially. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. We caution you not to place undue reliance on any forward-looking statements. Numerous risks, uncertainties and other factors could cause our actual results to differ materially from expectations described in such forward-looking statements, including the following:

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  general economic and business conditions in the United States and our other markets, including conditions affecting employment levels, consumer confidence and spending;

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  our ability to attract and retain key personnel and maintain and grow our relationships with customers, suppliers and other business partners;

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  our ability to adapt our products to changes in technology, the marketplace and customer preferences;

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  our ability to maintain and enhance brand recognition and reputation;

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  reductions, unexpected changes in or our inability to accurately forecast demand for ammunition, firearms or other outdoor sports and recreation products;

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  risks associated with our sales to significant retail customers, including unexpected cancellations, delays and other changes to purchase orders;

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  supplier capacity constraints, production disruptions or quality or price issues affecting our operating costs;

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  our competitive environment;

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  risks associated with compliance and diversification into international and commercial markets;

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  the supply, availability and costs of raw materials and components;

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  increases in commodity, energy and production costs;

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  changes in laws, rules and regulations relating to our business, such as federal and state firearms and ammunition regulations;

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  our ability to execute our long-term growth strategy, including our ability to complete and realize expected benefits from acquisitions and integrate acquired businesses;

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  our ability to take advantage of growth opportunities in international and commercial markets;

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  foreign currency exchange rates and fluctuations in those rates;

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  the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury and environmental remediation;

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  risks associated with cybersecurity and other industrial and physical security threats;

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  capital market volatility and the availability of financing;

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  changes to accounting standards or policies; and

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  changes in tax rules or pronouncements.

        It is not possible to predict or identify all such factors and the list above should not be considered to be a complete statement of all potential risks and uncertainties. New factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these factors is contained in the section entitled "Risk Factors" in this prospectus and in Vista Outdoor's Annual Report on Form 10-K for the fiscal year ended March 31, 2016 incorporated by reference herein. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results, and may be beyond our control.

 PROSPECTUS SUMMARY

        This summary highlights selected information about us and this exchange offer. This summary may not contain all of the information that may be important to you. For a more complete understanding of our business, you should read carefully this entire prospectus, including the section entitled "Risk Factors" in this prospectus and in Vista Outdoor's Annual Report on Form 10-K for the fiscal year ended March 31, 2016 incorporated by reference herein, and in the other documents that we refer to and that are incorporated by reference in this prospectus, for a complete understanding of us and the exchange offer. In particular, we incorporate by reference important business and financial information into this prospectus. This summary contains forward-looking statements that involve risks and uncertainties.

        Unless the context otherwise requires, in this prospectus "Vista Outdoor," "the Company," "we," "us," "our" and similar references refer to Vista Outdoor Inc. and its consolidated subsidiaries for disclosures relating to periods subsequent to February 9, 2015. For disclosures relating to periods prior to February 9, 2015, references to "Vista Outdoor," "the Company," "we," "us," "our" and similar references refer to the ATK Sporting Group. References to "the Issuer" refer to Vista Outdoor Inc., not including any of its subsidiaries, and references to "the guarantors" are to those subsidiaries of Vista Outdoor Inc. that are guarantors of the notes under the indenture. Dollar amounts are in thousands except share and per share data or unless otherwise indicated.

Our Company

        We are a Delaware corporation, with our principal executive offices located at 262 N University Drive, Farmington, UT 84025. Our telephone number is (801) 447-3000. We are a leading global designer, manufacturer and marketer of consumer products in the growing outdoor sports and recreation markets. We serve the outdoor sports and recreation markets through a diverse portfolio of over 40 well-recognized brands that provide consumers with a wide range of performance-driven, high-quality and innovative products, including sporting ammunition and firearms, outdoor accessories, outdoor sports optics, golf rangefinders, performance eyewear, hydration products, and stand up paddle boards. We serve a broad range of end consumers, including outdoor enthusiasts, hunters and recreational shooters, athletes, as well as law enforcement and military professionals. Our products are sold through a wide variety of mass, specialty and independent retailers, such as Bass Pro Shops, Cabela's, Dick's Sporting Goods, Gander Mountain, Recreational Equipment, Inc., Sportsman's Warehouse, Target and Walmart. We also sell certain of our products directly to consumers through the relevant brand's website. We have a scalable, integrated portfolio of brands that allows us to leverage our deep customer knowledge, product development and innovation, supply chain and distribution, and sales and marketing functions across product categories to better serve our retail partners and end users.

        Many of our brands have a rich, long-standing heritage, such as Federal Premium, founded in 1922, and Bushnell, founded in 1948. We believe this brand heritage supports our leading market share positions in multiple categories. For example, we believe we hold the No. 1 sales position in the U.S. markets for ammunition, riflescopes, golf rangefinders and hydration packs/bottles. To maintain the strength of our brands and drive revenue growth, we invest in product innovation to improve performance, quality and affordability while providing world-class customer support to leading retail partners and end users. We have received numerous awards for product innovation by respected industry publications and for service from our retail customers. Additionally, high-profile professional sportsmen and athletes use and endorse our products, which influences the purchasing behavior of recreational consumers.

        Our brands in the shooting sports and outdoor products markets include the following:

Shooting Sports	Outdoor Products
American Eagle	Alliant Powder	Hoppe's
Blazer	Bee Stinger	Jimmy Styks
CCI	BLACKHAWK!	M-Pro 7
Estate Cartridge	Bollé	Millett
Federal Premium	Bushnell	Night Optics
Force on Force	Butler Creek	Outers
Fusion	CamelBak	Primos
Independence	Cébé	RCBS
Savage Arms	Champion Target	Redfield
Savage Range Systems	Eagle	Serengeti
Speer	Final Approach	Simmons
Stevens	Gold Tip	Stoney Point
	GunMate	Tasco
	Gunslick Pro	Uncle Mike's
Weaver

        In fiscal year 2016, we generated $2.3 billion in sales and gross profit of $619.0 million. As of March 31, 2016, we operated in two business segments, Shooting Sports and Outdoor Products:

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  Shooting Sports generated 62% of our external sales in fiscal year 2016. Shooting Sports designs, develops, produces, and sources ammunition and firearms for the hunting and sport shooting enthusiast markets, as well as ammunition for local law enforcement, the U.S. government and international markets. Our firearms products include centerfire rifles, rimfire rifles, shotguns and range systems.

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  Outdoor Products generated 38% of our sales in fiscal year 2016. The Outdoor Products product lines are archery/hunting accessories, global eyewear and sport protection, golf, hydration products, optics, shooting accessories, tactical products and water sports. Archery/hunting accessories include high-performance hunting arrows, game calls, hunting blinds, game cameras and waterfowl decoys. Global eyewear and sport protection products include safety and protective eyewear, as well as fashion and sports eyewear and helmets. Golf products include laser rangefinders. Hydration products include hydration packs and water bottles. Optics products include binoculars, riflescopes and telescopes. Shooting accessories products include reloading equipment, clay targets, and premium gun care products. Tactical products include holsters, duty gear, bags and packs. Water sports products include stand up paddle boards.

Recent Developments

Action Sports Acquisition

        On April 1, 2016, we completed the acquisition of BRG Sports Inc.'s Action Sports division ("Action Sports"), operated by Bell Sports Corp. The acquisition includes the market-leading brands Bell and Giro. Under the terms of the transaction, we paid $400.0 million subject to customary working capital adjustments, and additional contingent consideration payable if incremental profitability growth milestones within the Bell Powersports product line are achieved. The Action Sports brands are product category leaders, best-in-class innovators and industry pioneers in premium protective gear and related accessories. The Action Sports brands set the standard for innovation and excellence in cycling, snow sports, action sports and powersports. Action Sports remains headquartered in Scotts Valley, California and operates facilities in the U.S., Canada, Europe and Asia. The acquisition of Action Sports includes more than 600 employees worldwide.

        In order to finance the purchase of Action Sports, we entered into an Amended and Restated Credit Agreement (the "2016 Credit Agreement"), dated as of April 1, 2016, among Vista Outdoor, Bank of America, N.A. and the lenders party thereto, which replaced the then-existing credit agreement, dated as of December 19, 2014, among Vista Outdoor, Bank of America, N.A. and the lenders party thereto, and replaced the then-existing $350.0 million term loan A and then-existing $400.0 million revolving credit facility. The 2016 Credit Agreement is comprised of a Term A Loan of $640.0 million and a $400.0 million Revolving Credit Facility, both of which mature on April 1, 2021 (the "Senior Credit Facilities"). With the exception of Action Sports and its subsidiaries, substantially all domestic tangible and intangible assets of Vista Outdoor and its subsidiaries are pledged as collateral under the 2016 Credit Agreement. The domestic tangible and intangible assets of Action Sports and its subsidiaries will be pledged as collateral during fiscal 2017, at which time it is expected that Action Sports and such subsidiaries will guarantee the notes. The acquisition of Action Sports and entry into the 2016 Credit Agreement occurred after the end of our fiscal 2016 and, unless otherwise stated, is not presented in the description of our business or the financial information provided in this prospectus or in Vista Outdoor's Annual Report on Form 10-K for the fiscal year ended March 31, 2016 incorporated by reference herein.

 The Exchange Offer

        In this prospectus, the term "outstanding unregistered notes" refers to the $350.0 million aggregate principal amount of 5.875% Senior Notes due 2023 that were issued in a private offering on August 11, 2015 (the "private offering"). The term "exchange notes" refers to the 5.875% Senior Notes due 2023 offered hereby, as registered under the Securities Act, and the term "notes" refers collectively to the outstanding unregistered notes and the exchange notes.

General	In connection with the private offering, the Issuer entered into a registration rights agreement (the "registration rights agreement") with the initial purchaser of the outstanding unregistered notes, pursuant to which the Issuer and the guarantors agreed, among other things, to complete the exchange offer within 455 days after the date of the original issuance of the outstanding unregistered notes.
You are entitled to exchange in the exchange offer your outstanding unregistered notes for exchange notes, which are substantially identical to the outstanding unregistered notes except:
• the exchange notes contain no restrictive legend thereon;

•

the exchange notes accrue interest from (A) the later of (x) the last date on which interest was paid on the outstanding unregistered notes and (y) if outstanding unregistered notes are surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, such interest payment date or (B) if no such interest has been paid, from the issue date of the outstanding unregistered notes;

• the exchange notes will contain no provisions relating to additional interest;
• the exchange notes will be entitled to the benefits of the indenture governing the outstanding unregistered notes;
• the exchange notes have been registered under the Securities Act; and
• the exchange notes are not entitled to any registration rights that are applicable to the outstanding unregistered notes under the registration rights agreement.
The Exchange Offer

We are offering to exchange up to $350.0 million aggregate principal amount of 5.875% Senior Notes due 2023, which have been registered under the Securities Act, for any and all of the outstanding unregistered 5.875% Senior Notes due 2023.

You may only exchange outstanding unregistered notes in denominations of $2,000 (two thousand), and integral multiples of $1,000 (one thousand) in excess thereof.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding unregistered notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

Upon completion of the exchange offer, there may be no market for the outstanding unregistered notes and you may have difficulty selling them.
Resale

Based on interpretations by the staff of the Securities and Exchange Commission, or the "SEC," set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act, if:

• you are acquiring the exchange notes in the ordinary course of your business;
• you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;
• you are not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act; and
• you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaging in, intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are our affiliate, then:

•

you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position of the SEC stated in the first bullet point above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding unregistered notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of the exchange notes that you receive in the exchange offer. See "Plan of Distribution."

Expiration Date

The exchange offer will expire at 12:00 a.m. midnight, New York City time, at the end of the day on October 4, 2016, unless extended by us. We do not currently intend to extend the expiration date of the exchange offer.

Withdrawal

You may withdraw the tender of your outstanding unregistered notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding unregistered notes that for any reason are not accepted for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Unregistered Notes

Each exchange note will bear interest at the rate per annum of 5.875% from the most recent date to which interest has been paid on the outstanding unregistered notes. The interest on the notes will be payable on April 1 and October 1 of each year. No interest will be paid on outstanding unregistered notes that are tendered and accepted for exchange following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may assert or waive. See "The Exchange Offer—Conditions to the Exchange Offer."
Procedures for Tendering Outstanding Unregistered Notes

If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding unregistered notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold outstanding unregistered notes through The Depository Trust Company, or "DTC," and wish to participate in the exchange offer for the outstanding unregistered notes, you must comply with the Automated Tender Offer Program ("ATOP") procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

• any exchange notes to be received by you will be acquired in the ordinary course of your business;
• you have no arrangement or understanding with any person to participate, and you are not participating, in a distribution of the exchange notes within the meaning of the Securities Act;

•

you are not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

• if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

•

if you are a broker-dealer, that you will receive exchange notes for your own account in exchange for outstanding unregistered notes that were acquired as a result of market-making or other trading activities, and that you will deliver a prospectus, as required by law, in connection with any resale or other transfer of such exchange notes; and

• you are not acting on behalf of any person who, to your knowledge, could not truthfully make the foregoing representations.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaged in, or intend to engage in, or have an arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are an affiliate of the Issuer, then you cannot rely on the positions and interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes.

Special Procedures for Beneficial Owners

If you are a beneficial owner of outstanding unregistered notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding unregistered notes in the exchange offer, you should contact such person promptly and instruct such person to tender those outstanding unregistered notes on your behalf.

Guaranteed Delivery Procedures

If you wish to tender your outstanding unregistered notes and your outstanding unregistered notes are not immediately available or you cannot deliver your outstanding unregistered notes, the letter of transmittal and any other documents required by the letter of transmittal or you cannot comply with the DTC procedures for book-entry transfer prior to the expiration date, then you must tender your outstanding unregistered notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer—Guaranteed Delivery Procedures."

Effect on Holders of Outstanding Unregistered Notes

In connection with the sale of the outstanding unregistered notes, the Issuer and the guarantors entered into a registration rights agreement with the initial purchaser of the outstanding unregistered notes that grants the holders of outstanding unregistered notes registration rights. By consummating the exchange offer, we will have fulfilled most of our obligations under the registration rights agreement. Accordingly, upon consummation of the exchange offer, we will not be obligated to pay additional interest as described in the registration rights agreement. If you do not tender your outstanding unregistered notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding unregistered notes as set forth in the indenture, except that we will not have any further obligation to you to provide for the registration of the outstanding unregistered notes under the registration rights agreement and we will not be obligated to pay additional interest as described in the registration rights agreement.

To the extent that outstanding unregistered notes are tendered and accepted in the exchange offer, the trading market for outstanding unregistered notes could be adversely affected.
Consequences of Failure to Exchange

All untendered outstanding unregistered notes will continue to be subject to the restrictions on transfer set forth in the outstanding unregistered notes and in the indenture. In general, the outstanding unregistered notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding unregistered notes under the Securities Act.

Material United States Federal Income Tax Consequences

The exchange of outstanding unregistered notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See "Material United States Federal Income Tax Consequences."

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See "Use of Proceeds."
Exchange Agent

U.S. Bank National Association, whose address and telephone number are set forth in the section captioned "The Exchange Offer—Exchange Agent" of this prospectus, is the exchange agent for the exchange offer.

 The Exchange Notes

        The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains more detailed descriptions of the terms and conditions of the outstanding unregistered notes and the exchange notes. The terms of the exchange notes to be issued in the exchange offer are identical in all material respects to the terms of the outstanding unregistered notes, except that the transfer restrictions, registration rights and payment of additional interest applicable to the outstanding unregistered notes will not apply to the exchange notes

Issuer	Vista Outdoor Inc., a Delaware corporation.
Notes Being Exchanged Hereby	$350,000,000 aggregate principal amount of 5.875% Senior Notes due 2023.
Maturity Date	October 1, 2023.
Interest

The interest on the exchange notes will accrue at 5.875% per annum, payable semiannually on April 1 and October 1 of each year. Interest on the exchange notes will accrue from the most recent date on which interest on the corresponding outstanding unregistered notes has been paid.

Ranking	The exchange notes and the guarantees thereof will be our and the guarantors' senior unsecured obligations and will be:

•

effectively subordinated to any of our and the guarantors' existing or future secured indebtedness (including existing and future obligations under the 2016 Credit Agreement) to the extent of the value of the collateral securing such secured indebtedness;

• structurally subordinated to all existing and future liabilities, including trade payables, of each of our non-guarantor subsidiaries;
• pari passu in right of payment with all of our and the guarantors' existing and future senior unsecured indebtedness; and
• senior in right of payment to all of our and the guarantors' future subordinated indebtedness.

For the year ended March 31, 2016, our non-guarantor subsidiaries in the aggregate accounted for approximately $226,000, or 10%, of our sales and approximately $77,000, or 12%, of our gross profit. For the quarter ended July 3, 2016, our non-guarantor subsidiaries in the aggregate accounted for approximately $137,000, or 21%, of our sales and approximately $40,000, or 23%, of our gross profit.

At March 31, 2016, our non-guarantor subsidiaries had aggregate assets of approximately $294,000 and indebtedness and other liabilities of approximately $98,000. At July 3, 2016, our non-guarantor subsidiaries had aggregate assets of approximately $814,000 and indebtedness and other liabilities of approximately $160,000.

As of July 3, 2016, we had $722,000 of indebtedness outstanding under the 2016 Credit Agreement.
Guarantees

The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by our indirect 100% owned subsidiaries Advanced Arrow S.de R.L. de C.V., a Mexican limited liability company with variable stock ("Advanced Arrow") and Hydrosport, S. de R.L. de C.V., a Mexican limited liability company with variable stock ("Hydrosport"), and each of our existing and future domestic restricted subsidiaries that (a) incurs or guarantees indebtedness under our Senior Credit Facilities (as defined herein) or (b) guarantees other indebtedness of Vista Outdoor or any guarantor in an aggregate principal amount in excess of $50.0 million. The guarantees of the exchange notes will rank equally with all other senior indebtedness of the guarantors. Other than Advanced Arrow and Hydrosport, none of our foreign subsidiaries or holding companies thereof will guarantee the exchange notes and, other than Advanced Arrow and Hydrosport, no foreign subsidiaries or such holding companies are expected to guarantee the exchange notes in the future. The guarantees are subject to release under specified circumstances. See "Description of Notes—Guarantees."

Optional Redemption

At any time prior to October 1, 2018, the Company may redeem all or a part of the exchange notes, at a redemption price equal to 100% of the principal amount of the exchange notes redeemed plus the applicable "make-whole" premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption.

On and after October 1, 2018, the Company may redeem the exchange notes, in whole or in part, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Additionally, until October 1, 2018, the Company may redeem up to 35% of the original amount of the exchange notes at any time and from time to time with the net cash proceeds of one or more Equity Offerings (as defined herein) at a price equal to 105.875% of the principal amount of the exchange notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

See "Description of Notes—Optional Redemption."
Change of Control Offer

If a change of control occurs, each holder of exchange notes will have the right to require us to purchase all or a portion of its exchange notes at a purchase price equal to 101% of the principal amount of the exchange notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase. See "Description of Notes—Repurchase at the Option of Holders—Change of Control."

Certain Covenants	The exchange notes will be issued under an indenture that will contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
• incur or permit to exist certain liens;
• sell, transfer or otherwise dispose of assets;
• consolidate, amalgamate, merge or sell all or substantially all of our assets;
• enter into transactions with affiliates;
• enter into agreements restricting our subsidiaries' ability to pay dividends;
• incur additional indebtedness;
• pay dividends or make other distributions or repurchase or redeem our capital stock;
• prepay, redeem or repurchase certain debt; and
• make loans and investments.

However, these covenants are subject to a number of important limitations and exceptions. See "Description of Notes—Certain Covenants." Many of these covenants will be suspended and cease to apply to the exchange notes if, on any date following the issue date, the exchange notes are rated at a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized rating agency. See "Description of Notes—Certain Covenants."

Absence of Public Market for the Exchange Notes

The exchange notes will be freely transferrable. Although the initial purchaser in the private offering of the outstanding unregistered notes previously informed us at the time of such offering that it intends to make a market in the exchange notes, it is not obligated to do so and it may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the exchange notes will exist or be maintained. See "Risk Factors—Risks Related to Our Indebtedness and the Notes—An active trading market may not develop for the exchange notes."

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in this exchange offer. See "Use of Proceeds."
Risk Factors

Investing in the exchange notes involves substantial risks. See "Risk Factors" in this prospectus and in Vista Outdoor's Form 10-K for the fiscal year ended March 31, 2016 incorporated by reference herein for a description of some of the risks you should consider before investing in the exchange notes.

RISK FACTORS

        You should carefully consider the following risk factors and all other information contained in this prospectus and in the documents incorporated by reference herein before tendering for exchange any outstanding unregistered notes. The risks and uncertainties described below are not the only risks facing us and your investment in the notes. Additional risks and uncertainties that we are unaware of, or those we currently deem immaterial, also may become important factors that affect us. The following risks could materially and adversely affect our business, financial condition, cash flows or results of operations. In such a case, you may lose all or part of your original investment.

 Risks Related to the Exchange Offer

If you choose not to exchange your outstanding unregistered notes in the exchange offer, the transfer restrictions currently applicable to your outstanding unregistered notes will remain in force and the market price of your outstanding unregistered notes could decline.

        If you do not exchange your outstanding unregistered notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions that apply to the outstanding unregistered notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding unregistered notes. In general, the outstanding unregistered notes may not be sold unless the sale is registered or exempt from registration under the Securities Act. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding unregistered notes under the Securities Act. You should refer to "Prospectus Summary—The Exchange Offer" for information about how to tender your outstanding unregistered notes.

        The tender of outstanding unregistered notes pursuant to the exchange offer will reduce the outstanding principal amount of the outstanding unregistered notes, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding unregistered notes due to reduction in liquidity.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

        Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," certain holders of exchange notes will remain obligated to comply with the prospectus delivery requirements of the Securities Act in order to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to Our Indebtedness and the Notes

Our indebtedness could adversely affect our financial condition, and we could have difficulty fulfilling our obligations under our indebtedness, including our obligations under the notes, which may have a material adverse effect on us.

        As of July 3, 2016, we had actual total indebtedness outstanding of $1,072,000, approximately $722,000 of which was senior secured indebtedness. As of July 3, 2016, we had $90,000 borrowings against our existing senior secured revolving credit facility of $400,000 and had outstanding letters of credit of $29,172, which reduced amounts available on our revolving credit facility to $280,828, all of which would be senior secured indebtedness. Our indebtedness increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness. The level of our indebtedness could have other important consequences on our business, including:

  •
  making it more difficult for us to satisfy our obligations with respect to indebtedness;

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  increasing our vulnerability to adverse changes in general economic, industry and competitive conditions;

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  requiring us to dedicate a significant portion of our cash flow from operations to make payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital and other general corporate purposes;

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  limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

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  restricting us from capitalizing on business opportunities;

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  placing us at a competitive disadvantage compared to our competitors that have less debt; and

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  limiting our ability to borrow additional funds for working capital, acquisitions, debt service requirements, execution of our business strategy or other general corporate purposes.

        The occurrence of any one or more of these circumstances could have a material adverse effect on us.

Our debt covenants may limit our ability to complete acquisitions, incur debt, make investments, sell assets, merge or complete other significant transactions.

        Our 2016 Credit Agreement contains a number of restrictive covenants that impose significant operating and financial restrictions on us and our subsidiaries and limits our ability to engage in actions that may be in our long-term best interests, including restrictions on our and our subsidiaries' ability to:

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  incur or guarantee additional indebtedness or sell disqualified or preferred stock;

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  pay dividends on, make distributions in respect of, repurchase or redeem, capital stock;

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  make investments or acquisitions;

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  sell, transfer or otherwise dispose of certain assets;

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  create liens;

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  enter into sale/leaseback transactions;

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  enter into agreements restricting the ability to pay dividends or make other intercompany transfers;

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  consolidate, merge, sell or otherwise dispose of all or substantially all of our or our subsidiaries' assets;

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  enter into transactions with affiliates;

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  prepay, repurchase or redeem certain kinds of indebtedness;

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  issue or sell stock of our subsidiaries; and

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  significantly change the nature of our business.

        The indenture governing the notes also contains many of these same restrictions.

        In addition, the 2016 Credit Agreement has financial covenants that require us to maintain a consolidated interest coverage ratio (as defined in the 2016 Credit Agreement) of not less than 3.00 to 1.00 and to maintain a consolidated leverage ratio (as defined in the 2016 Credit Agreement) of 3.50 to 1.00 or less.

        As a result of all of these restrictions, we may be:

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  limited in how we conduct our business and pursue our strategy;

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  unable to raise additional debt or equity financing that we may require to operate during general economic or business downturns; or

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  unable to compete effectively or to take advantage of new business opportunities.

We may be able to incur substantially more debt and enter into other transactions which could further exacerbate the risks to our financial condition described above.

        We may be able to incur significant additional indebtedness in the future, including secured indebtedness that will be effectively senior to the notes. Although the indenture and the 2016 Credit Agreement contain restrictions on our ability to incur additional indebtedness and to enter into certain types of other transactions, these restrictions are subject to a number of significant qualifications and exceptions. See "Description of Notes—Certain Covenants." Additional indebtedness incurred in compliance with these restrictions, including secured indebtedness, could be substantial. These restrictions also do not prevent us from incurring obligations, such as trade payables, that do not constitute indebtedness as defined under our debt instruments. To the extent such new debt is added to our current debt levels, the substantial leverage risks described in the immediately preceding risk factor would increase.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        A significant portion of our long-term indebtedness consists of term loans with variable rates of interest that expose us to interest rate risk. Furthermore, any amounts drawn under the revolving credit facility available under our 2016 Credit Agreement will accrue interest at variable rates. If interest rates increase, our debt service obligations on our variable rate indebtedness will increase even if the amount borrowed remains the same, and our net income and cash flows will correspondingly decrease. With $720.0 million of indebtedness as of April 1, 2016 outstanding under the 2016 Credit Agreement, a change of 1/8 of one percent in interest rates on our variable rate indebtedness would result in a $0.9 million change in annual estimated interest expense. Even if we enter into interest rate swaps in the future in order to reduce future interest rate volatility, we may not fully mitigate our interest rate risk.

We may be unable to service our indebtedness, including the notes.

        Our ability to make scheduled payments on and to refinance our indebtedness, including the notes, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors (many of which are beyond our control), including the availability of financing in the international banking and capital markets. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the notes, to refinance our debt or to fund our other liquidity needs.

        If we are unable to meet our debt service obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the notes, which could cause us to default on our debt obligations and would impair our liquidity. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

        Moreover, in the event of a default of our debt service obligations, the holders of the applicable indebtedness, including the notes and the Senior Credit Facilities, could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest. We cannot assure you that our assets or cash flows would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. First, a default in our debt service obligations in respect of the notes would result in a cross default under the Senior Credit Facilities. Any such cross default would permit the lenders under the revolving credit facility available under our 2016 Credit Agreement to terminate their commitments thereunder and cease making further loans, and would allow the lenders under the Senior Credit Facilities to declare all loans immediately due and payable and to institute foreclosure proceedings against their collateral, which could force us into bankruptcy or liquidation. Second, any event of default or declaration of acceleration under the Senior Credit Facilities or any other agreements relating to our outstanding indebtedness under which the total amount of outstanding indebtedness exceeds $35.0 million could also result in an event of default under the indenture, and any event of default or declaration of acceleration under any other of our outstanding indebtedness may also contain a cross-default provision. Any such default, event of default or declaration of acceleration could materially and adversely affect our results of operation and financial condition.

If the notes are rated investment grade at any time by Moody's and Standard & Poor's, most of the restrictive covenants and corresponding events of default contained in the indenture will be suspended.

        If, at any time, the credit rating on the notes, as determined by Moody's Investors Service and Standard & Poor's Ratings Services, equals or exceeds Baa3 (or the equivalent), or BBB- (or the equivalent), respectively, or any equivalent replacement ratings, we will no longer be subject to most of the restrictive covenants and corresponding events of default contained in the indenture. Any restrictive covenants or corresponding events of default that cease to apply to us as a result of achieving these ratings will be restored if one or both of the credit ratings on the notes later falls below these thresholds. However, during any period in which these restrictive covenants are suspended, we may incur other indebtedness, make restricted payments and take other actions that would have been prohibited if these covenants had been in effect. If the restrictive covenants are later restored, the actions taken while the covenants were suspended will not result in an event of default under the indenture, even if it would constitute an event of default at the time the covenants are restored.

        Accordingly, if these covenants and corresponding events of default are suspended, you will have less credit protection than you had at the time the notes were issued.

Repayment of our debt, including required principal and interest payments on the notes, is dependent on cash flow generated by our subsidiaries, which may be subject to limitations beyond our control.

        Our subsidiaries own substantially all of our assets and conduct substantially all of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and (if they are not guarantors of the notes) their ability to make such cash available to us, by dividend, debt repayment or otherwise.

        Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available to us or the guarantors for that purpose. Our non-guarantor subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each non-guarantor subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our non-guarantor subsidiaries. While limitations on our subsidiaries restrict their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions.

        In the event that we are unable to receive distributions from subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

The notes are unsecured and effectively junior to our secured indebtedness, including borrowings under the Senior Credit Facilities, to the extent of the value of the collateral securing such secured indebtedness.

        The obligations under the notes are unsecured and are effectively junior to our secured indebtedness to the extent of the value of the collateral securing such indebtedness. Borrowings under the Senior Credit Facilities are secured by substantially all of the domestic assets of the issuer and any existing and future guarantors, including all of the capital stock of each wholly-owned material domestic restricted subsidiary held by the issuer or any guarantor, subject to customary exceptions.

        The notes are effectively subordinated to all such secured indebtedness to the extent of the value of that collateral. If an event of default occurs under the Senior Credit Facilities, the holders of such senior secured indebtedness will have a prior right to our assets, to the exclusion of the holders of the notes, even if we are in default with respect to the notes. In that event, our assets would first be used to repay in full all indebtedness and other obligations secured by them (including all amounts outstanding under the Senior Credit Facilities), resulting in all or a portion of our assets being unavailable to satisfy the claims of the holders of the notes and other unsecured indebtedness. Therefore, in the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of the notes will participate in our remaining assets ratably with each other and with all holders of our unsecured indebtedness that is deemed to be of the same class as such notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of such notes may receive less, ratably, than holders of secured indebtedness.

        As of July 3, 2016, we had $90,000 borrowings against our senior secured revolving credit facility of $400,000 and had outstanding letters of credit of $29,172, which reduced amounts available on such revolving credit facility to $280,828. As of July 3, 2016, we had $722,000 of indebtedness outstanding under the 2016 Credit Agreement (which includes amounts under our senior secured revolving credit facility). The notes and the related guarantees rank effectively junior to any such outstanding indebtedness to the extent of the value of the collateral securing such outstanding indebtedness. In addition to the unutilized capacity under the revolving credit facility, the 2016 Credit Agreement permits, and the indenture permits, us to incur significant additional secured indebtedness, subject to certain limits and conditions set forth in the 2016 Credit Agreement and the indenture. The obligations under the notes will be effectively junior to any additional secured indebtedness we may incur to the extent of the value of the collateral securing such indebtedness.

Claims of holders of the notes are structurally subordinated to claims of creditors of certain of our subsidiaries that will not guarantee the notes.

        The notes are not guaranteed by certain of our existing and future subsidiaries. The notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of our existing and future domestic restricted subsidiaries that incurs or guarantees any indebtedness under our Senior Credit Facilities. Only our existing domestic subsidiaries that guarantee indebtedness under the Senior Credit Facilities have guaranteed the notes. Claims of holders of the notes are structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors, and will not be satisfied from the assets of these non-guarantor subsidiaries until their creditors are paid in full.

        For the year ended March 31, 2016, our non-guarantor subsidiaries in the aggregate accounted for approximately $226,000, or 10%, of our sales and approximately $77,000, or 12%, of our gross profit. For the quarter ended July 3, 2016, our non-guarantor subsidiaries in the aggregate accounted for approximately $137,000, or 21%, of our sales and approximately $40,000, or 23%, of our gross profit.

        At March 31, 2016, our non-guarantor subsidiaries had aggregate assets of approximately $294,000 and indebtedness and other liabilities of approximately $98,000. At July 3, 2016, our non-guarantor subsidiaries had aggregate assets of approximately $814,000 and indebtedness and other liabilities of approximately $160,000.

        As of July 3, 2016, we had $90,000 borrowings against our senior secured revolving credit facility of $400,000 and had outstanding letters of credit of $29,172, which reduced amounts available on such revolving credit facility to $280,828. As of July 3, 2016 we had $722,000 of indebtedness outstanding under the 2016 Credit Agreement (which includes amounts under our senior secured revolving credit facility).

        In addition, the guarantee of a guarantor will be released in connection with a transfer of such guarantor in a transaction not prohibited by the indenture or upon certain other events described in "Description of Notes—Guarantees."

Federal and state statutes may allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and/or require holders of the notes to return payments received from us.

        The incurrence of indebtedness evidenced by the notes is subject to review under relevant state and federal fraudulent conveyance statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of our creditors. Under these statutes, the notes and the guarantees could be voided, or claims in respect of the notes and the guarantees could be subordinated to all of our other debt if a court were to find at the time of the notes were issued that we or the applicable guarantor:

  •
  were insolvent or rendered insolvent by reason of such indebtedness;

  •
  were engaged in, or about to engage in, a business or transaction for which our remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that we would incur, debts beyond our ability to repay such debts as they mature.

        A court might also void the issuance of the notes or a guarantee, without regard to the above factors, if the court found that we issued the notes or the guarantors entered into the applicable guaranty with actual intent to hinder, delay or defraud our or their respective creditors.

        If a court were to void the issuance of the notes or the guarantees, you would no longer have a claim against us or the guarantors. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors or, with respect to the notes, any guarantee.

        In addition, any payment by us pursuant to the notes made at a time when we were subsequently found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days to any other party and such payment would give the noteholders more than such noteholders would have received in a liquidation under Title 11 of the United States Code, as amended (the "Bankruptcy Code").

        The measures of insolvency for purposes of these fraudulent and preferential transfer laws will vary depending upon the law applied in any proceeding. Generally, however, we would be considered insolvent if:

  •
  the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all our assets;

  •
  the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  we could not pay our debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that we will not be insolvent, will not have unreasonably small capital for the business in which we are engaged and will not have incurred debts beyond our ability to pay such debts as they mature. We cannot assure you, however, as to the standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard. The indenture contains a "savings clause," which limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full. Furthermore, in a case determined by the U.S. Bankruptcy Court in the Southern District of Florida, Official Committee of Unsecured Creditors of TOUSA, Inc. v Citicorp North America, Inc., the court held that a savings clause similar to the savings clause that is included in the indenture was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. The United States Court of Appeals for the Eleventh Circuit affirmed the liability findings of the Bankruptcy Court without ruling directly on the enforceability of savings clauses generally. If the TOUSA decision were followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.

        Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination, if the court determines that: (1) the holders of the notes engaged in some type of inequitable conduct; (2) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the notes; and (3) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

We may not be able to finance a change of control offer required by the indenture.

        Upon a change of control, as defined under the indenture, you have the right to require us to offer to purchase all of the notes then outstanding at a price equal to 101% of the principal amount of such notes, plus accrued interest. In order to obtain sufficient funds to pay the purchase price of the outstanding notes, we expect that we would have to refinance the notes. We cannot assure you that we would be able to refinance the notes on reasonable terms, if at all. Our failure to offer to purchase all outstanding notes or to purchase all validly tendered notes would be an event of default under the indenture. Such an event of default may cause the acceleration of our other debt, including debt under the Senior Credit Facilities. Our future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture.

We can enter into transactions like recapitalizations, reorganizations and other highly leveraged transactions that do not constitute a change of control but that could adversely affect the holders of the notes.

        Certain important corporate events, such as leveraged recapitalizations, may not, under the indenture, constitute a "change of control" that would require us to repurchase the notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. Therefore, we could, in the future, enter into certain transactions, including acquisitions, reorganizations, refinancings or other recapitalizations, which would not constitute a change of control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

Holders of notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of "substantially all" of our assets.

        The definition of change of control in the indenture includes a phrase relating to the sale of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain. See "Description of Notes—Repurchase at the Option of Holders—Change of Control."

An active trading market may not develop for the exchange notes.

        We cannot assure you that an active trading market will develop for the exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange or on any automated dealer quotation system in the United States. Although we have been informed by the initial purchaser that it previously intended to make a market for the exchange notes, it is not obliged to do so and any market making may be discontinued at any time without notice.

        The liquidity of, and trading market for, the exchange notes may also be adversely affected by, among other things:

  •
  changes in the overall market for securities similar to the exchange notes;

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  changes in our financial performance or prospects;

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  the prospects for companies in our industry generally;

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  the number of holders of the exchange notes;

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  the interest of securities dealers in making a market for the exchange notes;

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  the conditions of the financial markets;

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  fluctuations in the relative trading value of the currencies in which the exchange notes are issued; and

  •
  prevailing interest rates.

        The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the exchange notes.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth Vista Outdoor's ratio of earnings to fixed charges for each of the periods indicated.

	Fiscal Year Ended March 31,
						Quarter Ended July 3, 2016
	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges(1)(2)	11.08	6.64	14.37	110.09	38.00	5.74

(1)
For purposes of calculating the ratio of earnings to fixed charges, "earnings" represents income from continuing operations before income taxes, plus fixed charges. "Fixed charges" consist of interest expense, including amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

(2)
For periods prior to February 9, 2015 interest expense represents an allocation from OrbitalATK of interest expense and was not representative of the future interest expense of the Company.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

        Please see "Item 6. Selected Financial Data" included in Vista Outdoor's Annual Report on Form 10-K for the fiscal year ended March 31, 2016 incorporated herein by reference.

 USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding unregistered notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. As consideration for issuing the exchange notes as contemplated by this prospectus, we will receive in exchange a like principal amount of outstanding unregistered notes, the terms of which are identical in all material respects to the terms of the exchange notes, except that the transfer restrictions, registration rights and payment of additional interest applicable to the outstanding unregistered notes will not apply to the exchange notes. The outstanding unregistered notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change to our capitalization.

 THE EXCHANGE OFFER

General

        The Issuer hereby offers to exchange a like principal amount of exchange notes for any or all outstanding unregistered notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the "exchange offer." You may tender some or all of your outstanding unregistered notes pursuant to the exchange offer.

        As of the date of this prospectus, $350.0 million aggregate principal amount of 5.875% Senior Notes due 2023 that were issued in a private offering on August 11, 2015 (the "issue date") are outstanding. This prospectus, together with the letter of transmittal, is first being sent to all holders of outstanding unregistered notes known to us on or about August 30, 2016. The Issuer's obligation to accept outstanding unregistered notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under "—Conditions to the Exchange Offer" below. The Issuer currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

        We entered into a registration rights agreement with the initial purchaser of the outstanding unregistered notes pursuant to which we agreed to file a registration statement relating to an offer to exchange the outstanding unregistered notes for exchange notes. We also agreed to use our commercially reasonable best efforts to cause this registration statement to be declared effective and to cause the exchange offer to be consummated within 455 days after the issue date. The exchange notes will have terms identical in all material respects to the terms of the outstanding unregistered notes, except that the exchange notes will not contain terms with respect to registration rights, additional interest for failure to fulfill certain of our obligations under the registration rights agreement and transfer restrictions. The outstanding unregistered notes were issued August 11, 2015.

        Under the circumstances set forth below, we will use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding unregistered notes within the time periods specified in the registration rights agreement and to keep the shelf registration statement effective for a period of one year (or for such longer period if extended pursuant to the registration rights agreement) from the issue date or such shorter period that will terminate when all the securities covered by such shelf registration statement (i) have been sold pursuant thereto or (ii) have been distributed to the public pursuant to Rule 144 under the Securities Act (the period during which a shelf registration statement is required to remain continuously effective, the "shelf registration period"). These circumstances include:

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  any changes in law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer;

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  if for any other reason the exchange offer is not consummated within 455 days of the issue date;

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  any purchaser so requests with respect to the outstanding unregistered notes not eligible to be exchanged for exchange notes in the exchange offer and held by it following consummation of the exchange offer; or

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  any holder (other than an exchanging broker-dealer or an affiliate) is not eligible to participate in the exchange offer or, in the case of any holder (other than an exchanging broker-dealer) that participates in the exchange offer, such holder does not receive freely tradeable exchange notes on the date of the exchange.

        If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding unregistered notes required to be registered on a shelf registration statement.

        Each holder of outstanding unregistered notes that wishes to exchange its outstanding unregistered notes for exchange notes in the exchange offer will be required to represent to us that at the time of the consummation of the exchange offer:

  •
  any exchange notes to be received by such holder will be acquired in the ordinary course of its business;

  •
  such holder will have no arrangements or understanding with any person to participate, and is not participating, in a distribution of the outstanding unregistered notes or the exchange notes within the meaning of the Securities Act;

  •
  such holder is not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act or, if it is an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the exchange notes;

  •
  if such holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding unregistered notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale or other transfer of such exchange notes (see "Plan of Distribution");

  •
  it has full power and authority to tender, exchange, sell, assign and transfer the outstanding unregistered notes it is tendering, and that we will acquire good, marketable and unencumbered title to such outstanding unregistered notes, free and clear of all security interests, liens, restrictions, charges and encumbrances or other obligations relating to their sale or transfer and not subject to any adverse claim when such outstanding unregistered notes are accepted by us; and

  •
  it is not acting on behalf of any person who, to its knowledge, could not truthfully make the foregoing representations.

Resale of Exchange Notes

        Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties referred to below, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  you are acquiring the exchange notes in the ordinary course of your business;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

  •
  you are not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act; and

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

        The Issuer has not entered into any arrangement or understanding with any person who will receive exchange notes in the exchange offer to distribute such exchange notes following completion of the exchange offer, and, to the best of the Issuer's information and belief, the Issuer is not aware of any person that will participate in the exchange offer with a view to distribute the exchange notes. If you are an affiliate of the Issuer, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

  •
  you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters; and

  •
  in the absence of an exception to the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes and must be identified as an underwriter in the prospectus.

        This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding unregistered notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding unregistered notes where such outstanding unregistered notes were acquired by such broker dealer as a result of market making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange in the exchange offer outstanding unregistered notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding unregistered notes may only be tendered in denominations of $2,000 (two thousand) and integral multiples of $1,000 (one thousand) in excess of $2,000 (two thousand). We will issue $2,000 (two thousand) principal amount or an integral multiple of $1,000 (one thousand) of exchange notes in exchange for a corresponding principal amount of outstanding unregistered notes surrendered in the exchange offer.

        The terms of the exchange notes will be substantially identical to the terms of the outstanding unregistered notes, except that the exchange notes will not contain terms with respect to registration rights, additional interest for failure to fulfill certain of our obligations under the registration rights agreement and transfer restrictions. The exchange notes will evidence the same debt as the outstanding unregistered notes. The exchange notes will be issued under and entitled to the benefits of the same indenture under which the outstanding unregistered notes were issued. The exchange notes and the outstanding unregistered notes will constitute a single class for all purposes under the indenture. For a description of the indenture, please see "Description of Notes."

        On the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, the guarantors of the outstanding unregistered notes offer to issue new guarantees with respect to all exchange notes issued in the exchange offer. Throughout this prospectus, unless the context otherwise requires and whether so expressed or not, references to the "exchange offer" include the guarantors' offer to exchange the new guarantees for the old guarantees, references to the "exchange notes" include the related new guarantees and references to the "outstanding unregistered notes" include the related old guarantees.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding unregistered notes being tendered for exchange.

        As of the date of this prospectus, $350.0 million aggregate principal amount of notes that were issued in a private offering on August 11, 2015 are outstanding and unregistered. This prospectus and a letter of transmittal are being sent to all registered holders of outstanding unregistered notes. There will be no fixed record date for determining registered holders of outstanding unregistered notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding unregistered notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that such holders have under the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

        We will be deemed to have accepted for exchange properly tendered outstanding unregistered notes when we have given oral (promptly confirmed in writing) or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept notes due to the failure of any of the conditions specified below under "—Conditions to the Exchange Offer."

        Holders who tender outstanding unregistered notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding unregistered notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date, Extensions and Amendments

        As used in this prospectus, the term "expiration date" means 12:00 a.m. midnight, New York City time, at the end of the day on October 4, 2016. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

        To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension in writing, followed by notification to the registered holders of the outstanding unregistered notes, no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion:

  •
  to delay accepting for exchange any outstanding unregistered notes (only if we amend or extend the exchange offer);

  •
  to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding unregistered notes not previously accepted if any of the conditions set forth below under "—Conditions to the Exchange Offer" has not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

  •
  subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding unregistered notes. If we amend the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, we will promptly disclose the amendment by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act and will extend the offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the Exchange Offer

        Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding unregistered notes, and we may terminate or amend the exchange offer as provided in this prospectus before accepting any outstanding unregistered notes for exchange, if:

  •
  the exchange offer, or the making of any exchange by a holder of outstanding unregistered notes, violates any applicable law or interpretation of the staff of the SEC;

  •
  any action or proceeding shall have been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer, or any material adverse development shall have occurred in any existing action or proceeding with respect to us; or

  •
  all governmental approvals shall not have been obtained, which approvals we deem necessary for the consummation of the exchange offer.

        In addition, we will not be obligated to accept for exchange the outstanding unregistered notes of any holder that has not made to us:

  •
  the representations described under "—Purpose and Effect of the Exchange Offer" and "—Procedures for Tendering Outstanding Unregistered Notes"; and

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

        We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding unregistered notes by notice, by press release or other public announcement as required by Rule 14e-1(d) of the Exchange Act of such extension to their holders. During any such extensions, all outstanding unregistered notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding unregistered notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

        We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding unregistered notes not previously accepted for exchange upon the occurrence of any of the conditions to the exchange offer specified above. We will give notice by press release or other public announcement as required by Rule 14e-1(d) of the Act of any extension, amendment, non-acceptance or termination to the holders of the outstanding unregistered notes. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them so long as such circumstances do not arise due to our action or inaction or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

Approvals

        Other than the registration of the notes under the Securities Act and the qualification of the Trustee and the indenture under the Trust Indenture Act, there are no federal or state regulatory requirements that must be complied with prior to the commencement of the exchange offer.

Procedures for Tendering Outstanding Unregistered Notes

        Only a holder of outstanding unregistered notes may tender its outstanding unregistered notes in the exchange offer. To tender outstanding unregistered notes in the exchange offer, a holder must comply with either of the following:

  •
  complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

  •
  comply with DTC's ATOP procedures described below.

        In addition, prior to the expiration date, either:

  •
  the exchange agent must receive outstanding unregistered notes along with the letter of transmittal; or

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding unregistered notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted "agent's message," as defined below; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "—Exchange Agent" prior to the expiration date.

        A tender to us that is not withdrawn prior to the expiration date constitutes an agreement between us and the tendering holder upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of outstanding unregistered notes, letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Holders should not send letters of transmittal or certificates representing outstanding unregistered notes to us. Holders may request that their respective brokers, dealers, commercial banks, trust companies or other nominees effect the above transactions for them.

        If you are a beneficial owner whose outstanding unregistered notes are held in the name of a broker, dealer, commercial bank, trust company, or other nominee who wishes to participate in the exchange offer, you should promptly contact such party and instruct such person to tender outstanding unregistered notes on your behalf. If you are a beneficial owner and you wish to tender your outstanding unregistered notes on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding unregistered notes, either make appropriate arrangements to register ownership of the outstanding unregistered notes in your own name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        You must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the outstanding unregistered notes.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution (as defined below) unless the outstanding unregistered notes surrendered for exchange are being or were tendered:

  •
  by a registered holder of the outstanding unregistered notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each such entity, an "eligible institution").

        If the applicable letter of transmittal is signed by a person other than the registered holder of any outstanding unregistered notes listed on the outstanding unregistered notes, such outstanding unregistered notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding unregistered notes, and an eligible institution must guarantee the signature on the bond power.

        If the applicable letter of transmittal or any certificates representing outstanding unregistered notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also so indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

        Any financial institution that is a participant in DTC's system may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their tender of outstanding unregistered notes in the exchange offer by causing DTC to transfer their outstanding unregistered notes into the exchange agent's DTC account in accordance with DTC's electronic ATOP procedures for such transfer, as set forth below under the caption "—Book-Entry Delivery Procedures".

        Each broker-dealer that receives outstanding unregistered notes for its own account in exchange for exchange notes, where such outstanding unregistered notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Acceptance of Exchange Notes

        In all cases, we will promptly issue exchange notes for outstanding unregistered notes that we have accepted for exchange under the applicable exchange offer only after the exchange agent timely receives:

  •
  outstanding unregistered notes or a timely book-entry confirmation of such outstanding unregistered notes into the exchange agent's account at the applicable book-entry transfer facility; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering outstanding unregistered notes pursuant to the exchange offer, you will represent to us that, among other things:

  •
  any exchange notes to be received by you will be acquired in the ordinary course of your business;

  •
  you will have no arrangements or understanding with any person to participate, and are not participating, in a distribution of the outstanding unregistered notes or the exchange notes within the meaning of the Securities Act;

  •
  you are not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

  •
  if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding unregistered notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale or other transfer of such exchange notes (see "Plan of Distribution");

  •
  you have full power and authority to tender, exchange, sell, assign and transfer the outstanding unregistered notes you are tendering, and that we will acquire good, marketable and unencumbered title to such outstanding unregistered notes, free and clear of all security interests, liens, restrictions, charges and encumbrances or other obligations relating to their sale or transfer and not subject to any adverse claim when such outstanding unregistered notes are accepted by us; and

  •
  you are not acting on behalf of any person who, to your knowledge, could not truthfully make the foregoing representations.

        The applicable letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        We will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding unregistered notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding unregistered notes not properly tendered or to not accept any particular outstanding unregistered notes if the acceptance might, in our or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any tender of any particular outstanding unregistered notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of outstanding unregistered notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding unregistered notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding unregistered notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the applicable letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding unregistered notes at DTC as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in DTC's system may make book-entry delivery of the outstanding unregistered notes by causing DTC to transfer those outstanding unregistered notes into the exchange agent's account at DTC in accordance with DTC's ATOP procedures for such transfer. To be timely, book-entry delivery of outstanding unregistered notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of outstanding unregistered notes may be effected through book-entry transfer into the exchange agent's account at DTC, the applicable letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message," as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth below under the caption "—Exchange Agent" prior to the expiration date to receive exchange notes for tendered outstanding unregistered notes, or the guaranteed delivery procedure described below must be complied with. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation of the electronic tender, that states that DTC has received an express acknowledgment from a participant in its ATOP that is tendering outstanding unregistered notes that are the subject of the book-entry confirmation that:

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  •
  we may enforce that agreement against such participant.

        Tender will not be deemed made until such documents or an agent's message are received by the exchange agent. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

        If you wish to tender your outstanding unregistered notes but your outstanding unregistered notes are not immediately available or you cannot deliver your outstanding unregistered notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's ATOP prior to the expiration date, you may still tender if:

  •
  the tender is made through an "eligible institution";

  •
  prior to the expiration date, the exchange agent receives from such eligible institution either: (i) a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery or (ii) a properly transmitted agent's message and notice of guaranteed delivery that (a) sets forth your name and address, the certificate number(s) of such outstanding unregistered notes and the principal amount of outstanding unregistered notes tendered; (b) states that the tender is being made by that notice of guaranteed delivery; and (c) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding unregistered notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding unregistered notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding unregistered notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you did not receive one and you wish to tender your notes according to the guaranteed delivery procedures.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding unregistered notes at any time prior to 12:00 a.m. midnight, New York City time, at the end of the day on the expiration date. For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal; or

  •
  you must comply with the appropriate procedures of DTC's ATOP system;

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding unregistered notes to be withdrawn;

  •
  identify the outstanding unregistered notes to be withdrawn, including the certificate numbers and principal amount of the outstanding unregistered notes to be withdrawn; and

  •
  where certificates for outstanding unregistered notes have been transmitted, specify the name in which such outstanding unregistered notes were registered, if different from that of the withdrawing holder.

        If certificates for outstanding unregistered notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution.

        If outstanding unregistered notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the applicable book-entry transfer facility to be credited with the withdrawn outstanding unregistered notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding unregistered notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding unregistered notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding unregistered notes will be credited to an account at the applicable book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the applicable exchange offer. Properly withdrawn outstanding unregistered notes may be retendered by following the procedures described under "—Procedures for Tendering Outstanding Unregistered Notes" above at any time on or prior to the expiration date.

Exchange Agent

        U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. U.S. Bank National Association also acts as trustee under the indenture. You should direct all executed letters of transmittal and all questions and requests for assistance with respect to tendering procedures, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Mail, Hand or Overnight Delivery:	By Facsimile:
U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance	(651) 466-7372 Attention: Specialized Finance For Information or Confirmation by Telephone:
(800) 934-6802

        If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding unregistered notes and for handling or tendering for such clients.

        We have not retained any dealer manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding unregistered notes pursuant to the exchange offer.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding unregistered notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchanges of outstanding unregistered notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding unregistered notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding unregistered notes tendered;

  •
  tendered outstanding unregistered notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding unregistered notes under the exchange offer.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their outstanding unregistered notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding unregistered notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

        If you do not exchange your outstanding unregistered notes for exchange notes pursuant to the exchange offer, your outstanding unregistered notes will remain subject to the restrictions on transfer of such outstanding unregistered notes as set forth in the legend printed on the outstanding unregistered notes as a consequence of the issuance of the outstanding unregistered notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act.

        In general, you may not offer or sell your outstanding unregistered notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding unregistered notes under the Securities Act.

Other

        Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding unregistered notes in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding unregistered notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding unregistered notes.

DESCRIPTION OF NOTES

General

        Certain terms used in this "Description of Notes" are defined under the subheading "—Certain Definitions." In this "Description of Notes," (1) the term "Company" refers to Vista Outdoor Inc., a Delaware corporation, and not to any of its Subsidiaries or Affiliates, and (2) the terms "we," "our" and "us" refer to the Company and its consolidated Subsidiaries.

        The Company issued the outstanding unregistered notes, and will issue the exchange notes, under an indenture dated August 11, 2015, as supplemented by a first supplemental indenture and a second supplemental indenture (such indenture, together with such supplemental indentures, the "Indenture") among itself, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as Trustee. Any outstanding unregistered notes that remain outstanding after completion of the exchange offer, together with the exchange notes issued in such exchange offer, will be treated as a single class of securities under the Indenture. The outstanding unregistered notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the exchange notes are identical in all material respects to the terms of the outstanding unregistered notes, except that the exchange notes will not contain terms with respect to registration rights, additional interest for failure to fulfill certain of our obligations under the registration rights agreement and transfer restrictions. Unless the context otherwise requires, references in this "Description of Notes" to the "Notes" include the outstanding unregistered notes and the exchange notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

        The following description is a summary of the material provisions of the Notes and the Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this "Description of Notes," will define your rights as Holders of the Notes. You may request a copy of the Indenture at our address set forth under the heading "Where You Can Find More Information".

Brief Description of Notes

        The Notes:

  •
  are senior unsecured obligations of the Company;

  •
  are effectively subordinated to any existing and future Secured Indebtedness of the Company (including the Company's existing and future Obligations under the Senior Credit Facilities) to the extent of the value of the collateral securing such Secured Indebtedness;

  •
  are structurally subordinated to all existing and future Indebtedness and other liabilities of the Company's Subsidiaries that do not guarantee the Notes;

  •
  rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company, including the Company's existing and future Obligations under the Senior Credit Facilities;

  •
  are senior in right of payment to any future Subordinated Indebtedness of the Company; and

  •
  are guaranteed on a senior unsecured basis by the Guarantors, as described under "—Guarantees".

        As of the date of this prospectus, all of the Company's Subsidiaries are "Restricted Subsidiaries." However, under certain circumstances, we will be permitted to designate certain of our subsidiaries as

"Unrestricted Subsidiaries." Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes.

Guarantees

        The Notes are guaranteed on a senior unsecured basis by Advanced Arrow and Hydrosport and each of the Company's Domestic Restricted Subsidiaries that guarantee our Senior Credit Facilities. Except as set forth in the next paragraph, the Guarantors, as primary obligors and not merely as sureties, jointly and severally, fully and unconditionally guarantee, on a senior unsecured basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of, or any premium or interest (including Additional Interest), if any, on or in respect of, the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing such Indenture.

        In the future, each Restricted Subsidiary, other than a Foreign Subsidiary or Foreign Subsidiary Holding Company of the Company and Advanced Arrow and Hydrosport, that (a) incurs or guarantees any Indebtedness under our Senior Credit Facilities, or (b) guarantees other Indebtedness for borrowed money of the Company or any Guarantor in an aggregate principal amount in excess of $50 million, will guarantee the Notes by executing a supplemental indenture and delivering an Opinion of Counsel to the Trustee. As of the date of this prospectus, other than Advanced Arrow and Hydrosport, none of our Foreign Subsidiaries or Foreign Subsidiary Holding Companies guarantee the Notes, and, other than Advanced Arrow and Hydrosport, no Foreign Subsidiaries or Foreign Subsidiary Holding Companies are expected to guarantee the Notes in the future. Each of the Guarantees of the Notes:

  •
  is a senior unsecured obligation of each Guarantor;

  •
  is effectively subordinated to any existing and future Secured Indebtedness of such Guarantor (including such Guarantor's guarantee of the Senior Credit Facilities) to the extent of the value of the collateral securing such Indebtedness;

  •
  is structurally subordinated to all existing and future Indebtedness and other liabilities of Subsidiaries of such Guarantor that do not guarantee the Notes;

  •
  ranks pari passu in right of payment with all existing and future Senior Indebtedness of each such Guarantor, including such Guarantor's existing and future Obligations under the Senior Credit Facilities; and

  •
  is senior in right of payment to any future Subordinated Indebtedness of each such Guarantor.

        Not all of the Company's Subsidiaries are required to guarantee the Notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company or any Subsidiary Guarantor. As a result, all of the existing and future liabilities of these non-guarantor Subsidiaries, including any claims of trade creditors, will be effectively senior to the Notes.

        Each Guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor's obligation to an amount that effectively makes its Guarantee worthless. Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP. If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness and other obligations (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness and other obligations, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Related to our Indebtedness and the Notes—Federal and state statutes may allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and/or require holders of the notes to return payments received from us."

        A Guarantee by a Subsidiary Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged with respect to the Notes, without further action required on the part of the Subsidiary Guarantor, the Trustee or any holder of Notes, upon:

          (1)   (a) any direct or indirect sale, exchange, transfer or other disposition (by merger, consolidation or otherwise) of the Capital Stock of such Subsidiary Guarantor, after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary, if such sale, exchange, transfer or other disposition is not in violation of the applicable terms of the Indenture;

            (b)   the release or discharge of the Indebtedness or guarantee of Indebtedness by such Subsidiary Guarantor that resulted in the creation of such Guarantee except a release or discharge by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision);

            (c)   the sale, exchange, transfer or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, in a transaction that is not in violation of the applicable terms of the Indenture, to any Person who is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary;

            (d)   the release or discharge of such Subsidiary Guarantor from its guarantee, and of all pledges and security, if any, granted by such Subsidiary Guarantor in connection with the Senior Credit Facilities, except a release or discharge by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision); provided that at the time of such release or discharge, such Subsidiary Guarantor is not then a guarantor or an obligor in respect of any other Indebtedness that would require a Guarantee of the Notes under the Indenture;

            (e)   the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions set forth under "—Certain Covenants—Limitation on Restricted Payments" and the definition of "Unrestricted Subsidiary"; or

            (f)    the Company exercising its defeasance option or covenant defeasance option with respect to the Notes as described under "—Legal Defeasance and Covenant Defeasance" or the Company's obligations under the Indenture being discharged with respect to the Notes in accordance with the terms of the Indenture;

            (g)   and, in the case of this clause (1), such Subsidiary Guarantor delivering to the Trustee an Officer's Certificate and opinion stating that all conditions precedent provided for in the Indenture relating to the release of such Guarantee shall have been complied with; or

          (2)   the consent of Holders of a majority in aggregate principal amount of the outstanding Notes.

        Upon request of the Company, the Trustee shall evidence such release by executing a supplemental indenture, subject to receipt of an Officer's Certificate and Opinion of Counsel, without the consent of any Holder of the Notes (other than a release or discharge pursuant to clause (2) above).

Ranking

        The payment of the principal of, premium, if any, and interest (including Additional Interest), if any, on the Notes and the payment of any Guarantee rank pari passu in right of payment with all Senior Indebtedness of the Company or the relevant Guarantor, as the case may be, including the obligations of the Company and such Guarantor under the Senior Credit Facilities. The ranking of the Notes and the Guarantees is more fully described above under "—Brief Description of the Notes" and "—Guarantees."

        Secured Indebtedness of the Company (including the Company's obligations in respect of the Senior Credit Facilities) is effectively senior to the Notes to the extent of the value of the collateral securing such Secured Indebtedness. As of July 3, 2016, we had $90,000 borrowings against our senior secured revolving credit facility of $400,000 and had outstanding letters of credit of $29,172, which reduced amounts available on such revolving credit facility to $280,828. As of July 3, 2016, we had $722,000 of indebtedness outstanding under the 2016 Credit Agreement (which includes amounts under our senior secured revolving credit facility).

        All of our operations are conducted through our Subsidiaries. Some of our Subsidiaries, including all of our Foreign Subsidiaries and all of our Foreign Subsidiary Holding Companies, are not guaranteeing the Notes and, as described above under "—Guarantees," Guarantees may be released under certain circumstances. In addition, our future Subsidiaries may not be required to guarantee the Notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding Indebtedness of such non-guarantor Subsidiaries, generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) of our non-guarantor Subsidiaries. At March 31, 2016, our non-Guarantor Subsidiaries had indebtedness and other liabilities of approximately $98,000.

        Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial. The Indenture does not limit the amount of liabilities that are not considered Indebtedness that may be incurred by the Company or its Restricted Subsidiaries, including the non-guarantor Subsidiaries. See "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock."

Transfer and Exchange

        A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any Note selected for redemption. Also, the Company will not be required to transfer or exchange any Note for a period of 30 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

        The Company issued the Notes initially with an aggregate principal amount of $350.0 million. The Notes will mature on October 1, 2023. Subject to compliance with the covenant described below under the caption "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," the Company may issue additional Notes from time to time after this offering under the Indenture (any such additional Notes, for purposes of this Description of Notes, "Additional Notes"). Except as otherwise provided herein, the Notes offered hereby and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Notes for United States federal income tax purposes, such Additional Notes will have a separate CUSIP number. Unless otherwise specified, or the context requires otherwise, references to "Notes" for all purposes of the Indenture and this "Description of Notes" include any Additional Notes that are actually issued. The Company issued Notes in minimum denominations of $2,000 (two thousand) (the "Minimum Denomination") and integral multiples of $1,000 (one thousand) in excess thereof.

        Interest on the Notes accrues at the rate of 5.875% per annum. Interest on the Notes is payable semiannually in arrears on April 1 and October 1 of each year, commencing on April 1, 2016, to the holders of record of those Notes on the immediately preceding March 15 or September 15, as applicable. Additional Interest may accrue on the outstanding unregistered notes in certain circumstances pursuant to the Registration Rights Agreement. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Principal of, premium, if any, and interest (including Additional Interest), if any, on the Notes is payable at the office or agency of the Company maintained for such purpose; provided that all payments of principal, premium, if any, and interest (including Additional Interest), if any, with respect to the Notes represented by one or more global notes registered in the name of or held by The Depositary Trust Company ("DTC") or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. If the due date for any payment in respect of the Notes is not a Business Day at the place at which such payment is due to be paid, the holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under "—Repurchase at the Option of Holders." We may, and our Affiliates may, at any time and from time to time, acquire Notes by means other than a redemption, including by tender offer, open market purchases, negotiated transactions or otherwise (including in connection with a consent solicitation), in accordance with applicable securities laws, in each case so long as such acquisition does not violate the terms of the Indenture.

Optional Redemption

        Except as set forth below, the Company will not be entitled to redeem the Notes at its option prior to October 1, 2018.

        At any time prior to October 1, 2018, the Company may redeem all or a part of the Notes upon notice as described under "—Optional Redemption—Selection and Notice" below, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest (including Additional Interest), if any, to, but excluding, the date of redemption (the "Redemption Date"), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

        On and after October 1, 2018, the Company may redeem the Notes, in whole or in part, upon notice as described under the heading "—Optional Redemption—Selection and Notice" below, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon (including Additional Interest), if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed beginning on October 1 of the years indicated below:

Year	Percentage
2018	104.40625%
2019	102.93750%
2020	101.46875%
2021 and thereafter	100.00000%

        In addition, until October 1, 2018, the Company may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 105.875% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon (including Additional Interest), if any, to, but excluding, the Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        Notwithstanding the foregoing, in connection with any tender offer for all of the outstanding Notes at a price of at least 100% of the principal amount of the Notes tendered, plus accrued and unpaid interest thereon (including Additional Interest), if any, to, but excluding, the applicable tender settlement date (including any Change of Control Offer), if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such a tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest thereon, if any, to, but excluding, the Redemption Date.

Selection and Notice

        Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Notes shall state the portion of the principal amount thereof that has been or is to be redeemed.

        Notice of any redemption may be given prior to the completion of any offering or other corporate transaction, and any redemption or notice may, at the Company's discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of the related offering or corporate transaction.

        If the Company is redeeming less than all of the Notes, the Trustee will select the Notes to be redeemed on a pro rata basis to the extent practicable, or, if a pro rata basis is not practicable or permitted for any reason, by lot or by such other method as may be prescribed by DTC's applicable procedures. No Notes of the Minimum Denomination or less may be redeemed in part.

        With respect to Notes represented by certificated notes, the Company will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note; provided that new Notes will only be issued in the Minimum Denomination and integral multiples of $1,000 in excess thereof. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of one or more future events or conditions precedent. On the applicable Redemption Date, interest will cease to accrue on Notes called for redemption.

Repurchase at the Option of Holders

Change of Control

        The Indenture provides that if a Change of Control occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under "—Optional Redemption," the Company will make an offer to purchase all of the Notes pursuant to the offer described below (the "Change of Control Offer") at a price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (including Additional Interest), if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will deliver notice of such Change of Control Offer, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with respect to the Notes, with the following information:

          (1)   that a Change of Control Offer is being made pursuant to the covenant entitled "Change of Control" under the Indenture and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

          (2)   the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is sent (the "Change of Control Payment Date"), except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below;

          (3)   that any Note not properly tendered will remain outstanding and continue to accrue interest;

          (4)   that, unless the Company defaults in the payment of the Change of Control Payment required to be made, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

          (5)   that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the applicable paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

          (7)   the other instructions, as determined by the Company, consistent with the covenant described hereunder, that a Holder must follow; and

          (8)   if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional upon the occurrence of such Change of Control.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations set forth in the Indenture by virtue of such conflict.

        On the Change of Control Payment Date, the Company will, to the extent permitted by law,

          (1)   accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

          (2)   deposit with the applicable paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof properly tendered, and

          (3)   deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate to the Trustee stating that such Notes or portions thereof have been tendered to, and purchased by, the Company.

        The Senior Credit Facilities provide, and future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may provide, that certain change of control events with respect to the Company would constitute a default thereunder (including events that would constitute a Change of Control under the Indenture). If we experience a change of control event that triggers a default or prepayment provision under the Senior Credit Facilities or any such future Indebtedness, we could seek a waiver of such default or prepayment provision or seek to refinance the Senior Credit Facilities or such future Indebtedness. In the event we do not obtain such a waiver and do not refinance the Senior Credit Facilities or such future Indebtedness, such default could result in amounts outstanding under the Senior Credit Facilities or such future Indebtedness being declared due and payable or lending commitments being terminated.

        Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See "Risk Factors—Risks Relating to our Indebtedness and the Notes—We may not be able to finance a change of control offer required by the indenture." The Change of Control purchase provisions of the Indenture described above may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the initial purchaser and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Certain Covenants—Liens." However, the covenants are subject to significant exceptions. Such restrictions in the Indenture can be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

        We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

        Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

        The definition of "Change of Control" includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any person. Although there is a limited body of case law interpreting the phrase "all or substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

        The provisions under the Indenture relating to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified prior to the occurrence of a Change of Control with the written consent of the Holders of a majority in principal amount of the Notes then outstanding, including after the entry into an agreement that would result in the need to make a Change of Control Offer.

Asset Sales

        The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

          (1)   the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of or the Equity Interests issued; and

          (2)   at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this provision and for no other purpose:

            (a)   any liabilities (as reflected in the Company's or such Restricted Subsidiary's most recent balance sheet or in the footnotes thereto or, if incurred, increased or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company's or such Restricted Subsidiary's balance sheet or in the footnotes thereto if such incurrence, increase or accrual had taken place on the date of such balance sheet, as determined in good faith by the Company) of the Company or such Restricted Subsidiary (other than Contingent Obligations and liabilities that are by their terms subordinated to the Notes or the applicable Guarantee) that are assumed by the transferee of any such assets pursuant to a written agreement that releases the Company or such Restricted Subsidiary from such liabilities or that are otherwise extinguished by the transferee in connection with such transaction;

            (b)   any securities, notes or other similar obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days of the receipt thereof; and

            (c)   any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $35.0 million and 3.5% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

        Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale,

          (1)   to permanently reduce Indebtedness as follows:

            (a)   to permanently reduce Secured Indebtedness, including Indebtedness under the Senior Credit Facilities, in each case, that is secured by a Lien that is permitted by the Indenture and (if applicable) to permanently reduce commitments with respect thereto;

            (b)   to permanently reduce Obligations under other Senior Indebtedness of the Company or a Subsidiary Guarantor (and (if applicable) to permanently reduce commitments with respect thereto); provided that the Company shall equally and ratably reduce (or offer to reduce, as applicable) Obligations under the Notes; provided further that all reductions of Obligations under the Notes shall be made as provided under "—Optional Redemption" or through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued and unpaid interest) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest (including Additional Interest), if any, on the amount of Notes that would otherwise be prepaid; or

            (c)   if the assets subject of such Asset Sale are the property or assets of a Restricted Subsidiary that is not a Subsidiary Guarantor, to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Company or any Restricted Subsidiary;

          (2)   to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other businesses, properties, assets or intellectual property rights that, in the case of each of (a), (b) and (c), are used or useful in a Similar Business; and/or

          (3)   to make an Investment in (a) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other businesses, properties, assets or intellectual property rights that, in the case of each of (a),

  (b) and (c), replace the businesses, properties, assets or intellectual property rights that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment entered into not later than the end of such 365-day period shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that an amount equal to the Net Proceeds will be applied to satisfy such commitment within 180 days of the end of such 365-day period (an "Acceptable Commitment") and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before an amount equal to the Net Proceeds is so applied, then the Company or such Restricted Subsidiary shall be permitted to apply an amount equal to the Net Proceeds in any manner set forth above before the expiration of such 180-day period and, in the event the Company or such Restricted Subsidiary fails to do so, then such Net Proceeds shall constitute Excess Proceeds.

        Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $50 million (the "Excess Proceeds Threshold"), the Company shall make an offer to all Holders of the Notes and, if required by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an "Asset Sale Offer"), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is an integral multiple of $1,000 (but in minimum amounts of the Minimum Denomination) that may be purchased with such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest), if any, to the date fixed for the closing of such offer, and in the case of any Senior Indebtedness at the offer price required by the terms thereof but not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest), if any, in each case in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed the Excess Proceeds Threshold by delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365-day period. Upon the completion of each Asset Sale Offer (including a voluntary Asset Sale Offer with respect to all Excess Proceeds even though less than the Excess Proceeds Threshold), the amount of Excess Proceeds shall be reset to zero.

        To the extent that the aggregate principal amount of Notes and such Senior Indebtedness, as the case may be, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purposes not otherwise prohibited under the Indenture. If the aggregate principal amount of Notes or Senior Indebtedness, as the case may be, surrendered by such holders thereof exceeds the amount of Excess Proceeds, such Notes or Senior Indebtedness, as the case may be, will be purchased on a pro rata basis based on the accreted value or principal amount of such Notes or Senior Indebtedness, as the case may be, tendered (and the Trustee or Registrar will select the tendered Notes of tendering holders on a pro rata basis, or such other basis in accordance with DTC procedures based on the amount of Notes tendered).

        Pending the final application of any Net Proceeds, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of an Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations set forth in the Indenture by virtue thereof.

        The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified, prior to the occurrence of such Asset Sale, with the written consent of the Holders of a majority in principal amount of the Notes of the applicable series then outstanding.

        Future credit agreements or other similar agreements to which the Company becomes a party may contain restrictions on the Company's ability to repurchase Notes. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such a case, the Company's failure to repurchase tendered Notes when required by the Indenture would constitute an Event of Default under the Indenture which would, in turn, likely constitute a default under such other agreements.

Certain Covenants

        Set forth below are summaries of certain covenants contained in the Indenture that apply to the Company and its Restricted Subsidiaries.

        If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under the Indenture, then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event") and continuing until the occurrence of the Reversion Date, the covenants specifically listed under the following captions in this "Description of Notes" section of this prospectus will not be applicable to such Notes (collectively, the "Suspended Covenants"):

          (1)   "Repurchase at the Option of Holders—Asset Sales";

          (2)   "Limitation on Restricted Payments";

          (3)   "Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (4)   clause (4) of the first paragraph of "—Merger, Consolidation or Sale of All or Substantially All Assets—Company";

          (5)   "Transactions with Affiliates"; and

          (6)   "Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries".

        During any period that the foregoing covenants have been suspended, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries, unless such designation would have complied with the covenant described under "Limitation on Restricted Payments" as if such covenant were in effect during such period.

        If and while the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between any Covenant Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period." Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Asset Sales shall be reset to zero.

        During any Suspension Period, the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction; provided, however, that the Company or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if (i) the Company or such Restricted Subsidiary could have incurred a Lien to secure the Indebtedness attributable to such Sale and Lease-Back Transaction pursuant to "—Liens" below without equally and ratably securing the Notes pursuant to the covenant described therein; and (ii) the consideration received by the Company or such Restricted Subsidiary in that Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold and otherwise complies with "—Repurchase at the Option of Holders—Asset Sales" above; provided further that the foregoing provisions shall cease to apply on and subsequent to any Reversion Date.

        During the Suspension Period, the Company and its Restricted Subsidiaries will be entitled to incur Liens to the extent provided for under "—Liens" (including, without limitation, Permitted Liens) to the extent provided for in such covenant, and any Permitted Liens that refer to one or more Suspended Covenants shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of the "—Liens" covenant and for no other covenant).

        Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries during the Suspension Period will give rise to a Default or Event of Default under the Indenture with respect to the Notes; provided that (1) after such reinstatement, the amount of Restricted Payments since the Issue Date will be calculated as though the covenant described below under the caption "—Limitation on Restricted Payments" had been in effect prior to, but not during, the Suspension Period; (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;" (3) any Affiliate Transaction entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (5) of the second paragraph of the covenant described under "—Transactions with Affiliates"; and (4) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in clauses (1) through (3) of the first paragraph of the covenant described under "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (a) of the second paragraph of the covenant described under "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries".

        There can be no assurance that the Notes will ever receive Investment Grade Ratings or, if such ratings are received, that the Notes will maintain such Investment Grade Ratings. The Trustee will have no duty to inquire or otherwise monitor the aforementioned ratings or the Company's compliance with any covenants under the Indenture.

Limitation on Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

           (I)  declare or pay any dividend or make any payment or distribution on account of the Company's, or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation involving the Company or any Restricted Subsidiary, other than:

            (a)   dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

            (b)   dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

          (II)  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company, or any direct or indirect parent of the Company, including any such purchase, redemption, defeasance, acquisition or retirement in connection with any merger or consolidation;

        (III)  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (a) Indebtedness permitted under clause (7) or (8) of the second paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" or (b) the payment, redemption, repurchase, defeasance or other acquisition of Subordinated Indebtedness in anticipation of satisfying a rescheduled payment, sinking fund obligation, principal installment or maturity, in each case due within one year of the date of payment, redemption, repurchase, defeasance or acquisition; or

        (IV)  make any Restricted Investment

  (all such payments and other actions set forth in clauses (I) through (IV) above (other than any exceptions thereto) being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

          (1)   no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2)   immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

          (3)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

            (a)   50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on April 1, 2015 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

            (b)   100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Company since immediately after the Issue Date from the issue or sale of:

                (i)  Equity Interests of the Company, including Treasury Capital Stock, but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of: (x) Equity Interests to any present, former or future employees, directors, officers, managers or consultants of the Company or any of the Company's Subsidiaries after the Issue Date to the extent such amounts have been applied to the amount of available Restricted Payments in accordance with clause (5) of the next succeeding paragraph, and (y) Designated Preferred Stock; and

               (ii)  debt securities of the Company or any Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of the Company;

    provided, however, that this clause (b) shall not include the proceeds from (X) Refunding Capital Stock (as defined below), (Y) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary or (Z) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

          (c)   100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Company or any Restricted Subsidiary by means of:

                (i)  the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances that constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after the Issue Date (in each case, other than to the extent the Investment was made by the Company or a Restricted Subsidiary pursuant to clause (10) or (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment); or

               (ii)  the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (10) or (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a distribution or dividend from an Unrestricted Subsidiary, in each case, after the Issue Date; plus

          (d)   in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value (as determined in good faith by the Company; provided that if such fair market value may exceed $50.0 million, such determination shall be made by the board of directors of the Company and evidenced by a board resolution) of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (10) or (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

        The foregoing provisions will not prohibit:

          (1)   the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of the irrevocable redemption notice, as applicable, if at the date of declaration or notice such payment would have complied with the provisions of the Indenture;

          (2)   the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests ("Treasury Capital Stock") or Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company to the extent contributed to the Company (in each case, other than any Disqualified Stock or Designated Preferred Stock) ("Refunding Capital Stock");

          (3)   any other Restricted Payment made in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (other than any Disqualified Stock or Designated Preferred Stock);

          (4)   the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock of the Company or a Subsidiary Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness or Disqualified Stock of the Company or a Subsidiary Guarantor, as the case may be, that in each case is incurred in compliance with the "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" but only:

            (a)   to the extent that the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of, plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium to be paid, defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness, and any excess amount is otherwise permitted under the Indenture;

            (b)   if such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent, if at all, as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

            (c)   if such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, defeased, acquired or retired; and

            (d)   if such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, defeased, acquired or retired;

          (5)   a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company held by any future, present or former employee, director, officer, manager or consultant of the Company or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management, director or employee benefit plan or agreement (x) upon the death or disability of such employee, director, officer, manager or consultant or (y) upon the resignation or other termination of employment of such employee, director, officer, manager or consultant; provided, however, that the aggregate Restricted Payments made under this clause (5) do not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to employees, directors, officers, managers or consultants of the Company or any of its Restricted Subsidiaries that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

            (b)   the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date; less

            (c)   the amount of any Restricted Payments previously made with the cash proceeds described in clause (a) or (b) of this clause (5); and provided further that (i) cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries from any future, present or former employees, directors, officers, managers or consultants of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company and (ii) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or similar instruments if such Equity Interests represents all or a portion of the exercise price thereof or payments, in lieu of the issuance of fractional Equity Interests or withholding to pay other taxes payable in connection therewith, in the case of each of clauses (i) and (ii), will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

          (6)   the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries, or of Preferred Stock of any Restricted Subsidiary, in each case issued in accordance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;"

          (7)   (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date; and (b) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph; provided, however, in the case of each of subclauses (a) and (b) of this clause (7), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or Refunding Capital Stock that is Preferred Stock, after giving effect to such declaration of dividends on a pro forma basis (which, for the avoidance of doubt, shall be included in Fixed Charges), the Company and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

          (8)   repurchases of Equity Interests deemed to occur (i) upon the exercise of stock options, warrants or other equity-based awards if such Equity Interests represent a portion of the exercise price of such options, warrants or awards or (ii) for the purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award of any stock options, warrants or other equity-based awards;

          (9)   the declaration and payment of ordinary dividends or distributions in respect of, or repurchases of, the Company's common stock in an aggregate amount not to exceed an aggregate of $50.0 million in respect of any fiscal year;

          (10) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed the greater of $75.0 million and 7.0% of Consolidated Net Tangible Assets;

          (11) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions "—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales"; provided that all Notes tendered in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have first been repurchased, redeemed or acquired for value;

          (12) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents); and

          (13) the making of other Restricted Payments if, at the time of the making of such Restricted Payment, and after giving pro forma effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payment and the application of the net proceeds thereof), the Consolidated Net Leverage Ratio of the Company would not exceed 2.50 to 1.00; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3), (9), (10) and (13), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

        In the event that a Restricted Payment (or a portion thereof) meets the criteria of more than one of clauses (1) through (13) above or may be made pursuant to the first paragraph of this covenant, the Company will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (1) through (13) and such first paragraph in any manner that otherwise complies with this covenant.

        As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will be permitted only if a Restricted Payment or Permitted Investment in such amount would be permitted at such time, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture. Any changes to the aforementioned designations shall be evidenced in an Officer's Certificate delivered by the Company to the Trustee.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur" and each instance thereof, an "incurrence"), with respect to any Indebtedness (including Acquired Indebtedness), and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

        The foregoing limitations will not apply to:

          (1)   the incurrence of Indebtedness pursuant to Credit Facilities by the Company or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $1,050 million and (b) 250% of the EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently ended four fiscal quarters ending immediately prior to the date of such incurrence for which internal financial statements are available determined on a pro forma basis in a manner consistent with the definition of Fixed Charge Coverage Ratio;

          (2)   the incurrence by the Company and any Subsidiary Guarantor of Indebtedness under the Notes (including Guarantees thereof) (other than any Additional Notes) and any notes (including Guarantees thereof) issued in exchange for the Notes pursuant to a registration rights agreement;

          (3)   Indebtedness and Disqualified Stock of the Company and its Restricted Subsidiaries (other than Indebtedness contemplated by clause (1) or (2) above) in existence on the Issue Date;

          (4)   Indebtedness (including Capitalized Lease Obligations) and Disqualified Stock incurred or issued by the Company or any of its Restricted Subsidiaries, and the issuance of Preferred Stock by any Restricted Subsidiary of the Company, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the purchase of Capital Stock of any Person owning such assets, in an aggregate principal amount at the date of such incurrence (including all Refinancing Indebtedness incurred to refinance any other Indebtedness incurred pursuant to this clause (4)) not to exceed the greater of $100.0 million and 7.5% of Consolidated Net Tangible Assets, provided, however, that such Indebtedness exists at the date of such purchase or transaction or is created within 365 days thereafter (for the avoidance of doubt, the purchase date for any asset shall be the later of the date of completion of installation and the beginning of the full productive use of such asset);

          (5)   Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims, death, disability or other employee benefits or property, casualty or liability insurance, or other Indebtedness with respect to reimbursement- type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations (a) are reimbursed within 30 days following such drawing or incurrence or (b) are permitted to be incurred (and thereupon shall deemed to be incurred) pursuant to clause (4) above following the expiry of such 30 day period;

          (6)   Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, including earnouts, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

          (7)   Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor shall be subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in the Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

          (8)   Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness shall be subordinated in right of payment to the Guarantee of the Notes of such Subsidiary Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

          (9)   shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

          (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred pursuant to "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," exchange rate risk or commodity pricing risk;

          (11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal, stay, surety, customs and replevin bonds and performance and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (12) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12), does not exceed the greater of $150.0 million and 10.0% of Consolidated Net Tangible Assets;

          (13) the incurrence or issuance by the Company or any Restricted Subsidiary of Indebtedness or Disqualified Stock, and the issuance by any Restricted Subsidiary of Preferred Stock, in each case that serves to refund, refinance, replace, renew, extend or defease any Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary incurred or issued as permitted under the first paragraph of this covenant or clause (2), (3) or (4) above, this clause (13) or clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock previously incurred or issued to so refund, refinance, replace, renew, extend or defease such Indebtedness or Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to pay premiums (including tender premiums), defeasance costs, accrued interest, fees and expenses in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

            (a)   has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

            (b)   to the extent such Refinancing Indebtedness refunds, refinances, replaces, renews, extends or defeases (i) Subordinated Indebtedness, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee thereof at least to the same extent as the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

            (c)   shall not include:

                (i)  Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company;

               (ii)  Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor; or

              (iii)  Indebtedness or Disqualified Stock of the Company or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

  and, provided further that subclause (a) of this clause (13) will not apply to any refunding, refinancing, replacement, renewal, extension or defeasance of any Secured Indebtedness;

          (14) (x) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance an acquisition (or other purchase of assets) or (y) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that in the case of (x) and (y) after giving effect to such acquisition, merger or consolidation, either (a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or (b) the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries is greater than immediately prior to such acquisition;

          (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

          (16) Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to Credit Facilities pursuant to the first paragraph of this covenant or another clause of this covenant, in a principal amount not in excess of the stated amount of such letter of credit;

          (17) (a) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, and (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Company;

          (18) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

          (19) [Reserved];

          (20) Indebtedness consisting of cash management services and related activities incurred in the ordinary course of business, including in respect of credit card obligations, overdrafts and related liabilities arising from treasury, depositary and cash management services or in connection with any automated clearinghouse or other electronic transfers of funds;

          (21) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

          (22) Indebtedness under any Permitted Receivables Financing incurred on or after the Issue Date;

          (23) Indebtedness incurred by the Company or a Restricted Subsidiary in connection with bankers' acceptances or discounted bills of exchange, in each case incurred or undertaken consistent with past practice or in the ordinary course of business; and

          (24) Indebtedness of Foreign Subsidiaries of the Company in an amount not to exceed, at any one time outstanding and together with any other Indebtedness incurred under this clause (24), $75.0 million.

        For purposes of determining compliance with this covenant:

          (1)   in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (24) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; and

          (2)   at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be treated as incurred under clause (1) of the preceding paragraph.

        Notwithstanding the above, Restricted Subsidiaries that are not Subsidiary Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant or clause (12), (13), (14) or (24) of this covenant if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Subsidiary Guarantors incurred or issued pursuant to this covenant at any one time outstanding would exceed $250.0 million.

        Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional Disqualified Stock or Preferred Stock, as applicable, will in each case not be deemed to be an incurrence of Indebtedness or Disqualified Stock or Preferred Stock for purposes of this covenant.

        For purposes of determining compliance with any U.S. Dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced, plus (b) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

        The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

        The Indenture will provide that the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is expressly subordinated or junior in right of payment to any Indebtedness of the Company or such

Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Subsidiary Guarantor's Guarantee to the extent and on substantially identical terms as such Indebtedness is subordinated to other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

        The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or because such other Senior Indebtedness is guaranteed by other obligors.

Liens

        The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee of the Company or any Subsidiary Guarantor, on any asset or property of the Company or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

          (1)   in the case of any Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

          (2)   in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to or restrict Liens securing obligations in respect of the Notes (and exchange notes with respect thereto) and the related Guarantees.

        Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each Lien (other than a release as a result of the enforcement of remedies in respect of such Lien or the Obligations secured by such Lien) that gave rise to the obligation to secure the Notes or such Guarantee pursuant to the preceding paragraph.

Merger, Consolidation or Sale of All or Substantially All Assets

        Company.    The Company may not, directly or indirectly, consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's properties or assets, in one or more related transactions, to any Person unless:

          (1)   the Company is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership (including a limited partnership), trust or limited liability company organized or existing under the laws of the jurisdiction of organization of the Company or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the "Successor Company"); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;

          (2)   the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Notes, pursuant to a supplemental indenture or other documents or instruments;

          (3)   immediately after such transaction, no Default or Event of Default exists;

          (4)   immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

            (a)   the Company or the Successor Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock," or

            (b)   the Fixed Charge Coverage Ratio of the Company (or, if applicable, the Successor Company) and its Restricted Subsidiaries would be equal to or greater than such ratio of the Company and its Restricted Subsidiaries immediately prior to such transaction;

          (5)   each Subsidiary Guarantor, unless (i) it is the other party to the transactions described above, in which case subclause (b) of the second succeeding paragraph shall apply or (ii) the Company is the surviving entity, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and the Notes; and

          (6)   the Company (or, if applicable, the Successor Company) shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with the Indenture.

        The Successor Company will succeed to, and be substituted for, the Company under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

          (1)   any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Company or a Subsidiary Guarantor, and

          (2)   the Company may merge with an Affiliate of the Company, as the case may be, solely for the purpose of reincorporating the Company in the United States, any state thereof, the District of Columbia or any territory thereof or for the sole purpose of forming or collapsing a holding company structure.

        Subsidiary Guarantors.    Subject to certain provisions set forth in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor will, and the Company will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to, any Person unless:

          (1)   (a) such Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, trust or limited liability company organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "Successor Person");

            (b)   the Successor Person, if other than a Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor's related Guarantee pursuant to a supplemental indenture or other documents or instruments;

            (c)   immediately after such transaction, no Default or Event of Default exists; and

            (d)   the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with the Indenture;

          (2)   the transaction is made in compliance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales", if applicable; or

          (3)   in the case of assets comprised of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries.

        Subject to certain limitations set forth in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor's Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may (1) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company, (2) merge with an Affiliate of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or (4) liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company, in each case, without regard to the requirements set forth in the preceding paragraph.

Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, or make or amend, any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, unless:

          (1)   such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, as determined in good faith by the Company, to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm's-length basis; and

          (2)   the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the disinterested members of the board of directors of the Company approving such Affiliate Transaction and set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (1) above.

        The foregoing provisions will not apply to the following:

          (1)   transactions between or among the Company or any of its Restricted Subsidiaries;

          (2)   Restricted Payments permitted by the provisions of the Indenture described above under the covenant "—Limitation on Restricted Payments" and the definition of "Permitted Investment";

          (3)   the payment of reasonable and customary compensation and fees paid to, and indemnities provided for the benefit of, or employment, service or benefit plan agreements with or for the benefit of, former, current or future officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

          (4)   transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor either stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that such terms are not materially less favorable to the Company or its relevant Restricted

  Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm's-length basis;

          (5)   any agreement as in effect as of the Issue Date, or any amendment, supplement, modification, extension or renewal thereto or thereof or any transaction contemplated thereby (including pursuant to any amendment, supplement, modification, extension or renewal thereto or thereof) or by any replacement agreement thereto (so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect when taken as a whole as compared to the applicable agreement as in effect on the Issue Date as determined in good faith by the Company);

          (6)   transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company and its Restricted Subsidiaries, as determined in good faith by the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (7)   the sale and/or issuance of Equity Interests of the Company to any director, officer, employee or consultant of the Company or its Restricted Subsidiaries;

          (8)   any issuances of securities or other payments, awards, grants in cash, securities or otherwise or loans (or cancellation of loans) to employees or consultants of the Company or any of its Restricted Subsidiaries pursuant to, or for the funding of, employment arrangements or agreements, stock option plans, stock ownership plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Company in good faith;

          (9)   any transaction with any Person that is an Affiliate of the Company or any Restricted Subsidiary that would constitute an Affiliate Transaction solely because the Company or any Restricted Subsidiary owns (directly or indirectly) an equity interest in, or controls (including pursuant to any management agreement or otherwise), such Person;

          (10) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary where such Affiliate receives the same consideration or is treated in the same manner as non-Affiliates that are party to (or have the benefit of) such transaction;

          (11) any agreement that grants SEC registration rights or customary exchange offer rights to the direct or indirect securityholders of the Company or any Restricted Subsidiary (and the performance of any such agreement); and

          (12) transactions entered into as part of a Permitted Receivables Financing on customary terms (as determined by the board of directors of the Company).

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:

          (1)   (a) pay dividends or make any other distributions to the Company or any Subsidiary Guarantor on its Capital Stock, or

            (b)   pay any Indebtedness owed to the Company or any Subsidiary Guarantor;

          (2)   make loans or advances to the Company or any Subsidiary Guarantor; or

          (3)   sell, lease or transfer any of its properties or assets to the Company or any Subsidiary Guarantor, except (in each case) for such encumbrances or restrictions existing under or by reason of:

            (a)   contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation and Hedging Obligations in effect on the Issue Date and any related documentation;

            (b)   the Indenture, the Notes and the Guarantees thereof;

            (c)   purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

            (d)   applicable law or any applicable rule, regulation, order, approval, license, permit or other similar restriction, including under contracts with domestic or foreign governments or agencies thereof entered into in the ordinary course of business;

            (e)   any agreement or other instrument (including an instrument governing Capital Stock or Indebtedness) of a Person acquired by the Company or any Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in anticipation or contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets so assumed;

            (f)    contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of any Capital Stock or assets of such Subsidiary;

            (g)   Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "—Liens," to the extent limiting the right of the Company or any of its Restricted Subsidiaries to dispose of assets subject to such Lien;

            (h)   restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (i)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;" provided that such encumbrances and restrictions apply only to such Restricted Subsidiary and its assets; and provided further that the Company has determined in good faith, at the time of creation of each such encumbrance or restriction, that such encumbrances and restrictions would not individually or in the aggregate have a material adverse effect on the Company's ability to make required payments in respect of the Notes;

            (j)    customary provisions in joint venture agreements and other similar agreements or arrangements relating solely to such joint venture;

            (k)   customary provisions contained in leases, licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

            (l)    non-assignment provisions of any contract or any lease of any Restricted Subsidiary entered into in the ordinary course of business;

            (m)  restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

            (n)   any agreement or instrument governing Capital Stock of any Person that is acquired;

            (o)   restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely of the property or assets of the Company or such Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

            (p)   any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (o) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, either (i) not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, or (ii) ordinary and customary with respect to such instruments and obligations at the time of such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

            (q)   restrictions constituting customary restrictions with respect to a Securitization Subsidiary pursuant to the terms of a Permitted Receivables Financing.

Reports and Other Information

        For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (subject to the next sentence), and provide to Holders of the Notes or the Trustee for provision to the Holders of the Notes, within the time periods specified in such Sections:

  •
  all quarterly and annual reports required to be filed with the SEC on Forms 10-Q and 10-K; and

  •
  all current reports required to be filed with the SEC on Form 8-K.

        While the Company remains subject to the periodic reporting requirements of the Exchange Act, the Company agrees that it will not take any action for the purpose of causing the SEC not to accept such filings.

        If, at any time, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for any reason, the Company will nevertheless post the substance of the reports specified above (other than separate financial statements or condensed consolidating financial information required by Rule 3-10 or 3-16 of Regulation S-X) on its website and will provide those to Holders of the Notes or the Trustee for provision to the Holders of the Notes (but will not be required to file such reports with the SEC), in each case within the time periods that would apply if the Company were required to file those reports with the SEC.

        For purposes of this covenant, the Company will be deemed to have provided a required report to the Trustee and holders of the Notes if it has timely filed such report with the SEC via the EDGAR filing system (or any successor system).

        In addition, at any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the holders of the Notes and to prospective investors, upon the requests of such holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

        Notwithstanding the foregoing, in the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Indenture will permit the Company to satisfy its obligations pursuant to this covenant with respect to financial information relating to the Company by furnishing or filing the required financial information relating to such direct or indirect parent company.

        At any time that any of the Issuer's Subsidiaries are Unrestricted Subsidiaries and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, taken together as one Subsidiary, constitute or would constitute a Significant Subsidiary of the Issuer based on the financial statements for the most recently ended fiscal year for which financial statements are available, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" or other comparable section, of the financial condition and results of operations of the Issuer and Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries of the Issuer.

Events of Default and Remedies

        The Indenture will provide that each of the following is an Event of Default:

          (1)   default in payment when due and payable (whether at maturity, upon redemption, acceleration or otherwise) of principal of, or premium, if any, on the Notes;

          (2)   default for 30 days or more in the payment when due of interest on or with respect to the Notes;

          (3)   failure by the Company or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% of the aggregate principal amount of the then outstanding Notes (with a copy to the Trustee) to comply with any of its other obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

          (4)   default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

            (a)   such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

            (b)   the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $100.0 million or more;

          (5)   failure by the Company or any Significant Subsidiary to pay final judgments for the payment of money aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (6)   certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; or

          (7)   the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void, or any responsible officer of any Subsidiary Guarantor that is a Significant Subsidiary denies in writing that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

        If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of not less than 25% of the aggregate principal amount of all then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

        Upon the effectiveness of such declaration, such principal of and premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice on the part of the Trustee or any Holder. The Indenture will provide that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the Notes.

        The Indenture will provide that the Holders of a majority of the aggregate principal amount of all then outstanding Notes, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder and rescind any acceleration with respect to the Notes and its consequences (provided such rescission would not conflict with any judgment or decree of a court of competent jurisdiction).

        In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

          (1)   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

          (2)   holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

          (3)   the default that is the basis for such Event of Default has been cured.

        The Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

          (1)   such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in the aggregate principal amount of all then outstanding Notes have requested the Trustee to pursue the remedy;

          (3)   Holders of the Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4)   the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (5)   holders of a majority in principal amount of all then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions contained in the Indenture, the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

        The Indenture will provide that the Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 30 days of becoming aware of any continuing Default, to deliver to the Trustee a statement specifying such Default and steps to be taken to cure such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No present, past or future director, officer, employee, member, partner, incorporator or equityholder of the Company, any Guarantor or any Subsidiary of the Company or any of their respective direct or indirect parent companies (except for the Company or any Subsidiary in its capacity as obligor or guarantor in respect of the Notes and not in its capacity as equityholder of any Subsidiary Guarantor) shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such waiver is against public policy.

Legal Defeasance and Covenant Defeasance

        The Obligations of the Company and the Guarantors with respect to the Notes under the Indenture, the Notes or the Guarantees, as the case may be, will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Company may, at its option and at any time, elect to have all of its Obligations discharged with respect to the Notes and have each Guarantor's obligation discharged with respect to its Guarantee ("Legal Defeasance") and cure all then existing Events of Default except for:

          (1)   the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

          (2)   the Company's Obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, replacement of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3)   the rights and immunities of the Trustee, and the Company's obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all the restrictive covenants that are set forth in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

          (1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on the Notes and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

          (2)   in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

            (a)   the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

            (b)   since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than that resulting with respect to any Indebtedness being defeased from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith);

          (6)   the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and

          (7)   the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

        Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name, and at our expense.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes, when:

          (1)   either

            (a)   all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

            (b)   all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of any Notes, cash in U.S. Dollars, Government Securities, or a combination thereof in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (2)   the Company has paid or caused to be paid all sums payable by it under the Indenture; and

          (3)   the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

The Trustee will acknowledge the satisfaction and discharge of the Indenture if we have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent to satisfaction and discharge have been complied with.

Amendment, Supplement and Waiver

        Except as provided below, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, other than Notes beneficially owned by the Company or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

        The Indenture will provide that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

          (1)   make any change in the percentage of the principal amount of such Notes required for amendments or waivers;

          (2)   reduce the principal of or change the fixed final maturity of any such Note or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor:

          (3)   reduce the rate of or change the time for payment of interest on any Note;

          (4)   (A) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of all then outstanding Notes, and a waiver of the payment default that resulted from such acceleration, or (B) waive a Default in respect of a covenant or provision contained in the Indenture or any Subsidiary Guarantee which cannot be amended or modified without the consent of all Holders;

          (5)   make any Note payable in money other than U.S. Dollars;

          (6)   make any change in these amendment and waiver provisions;

          (7)   impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or the Subsidiary Guarantees; or

          (8)   make any change to or modify the ranking of the Notes that would adversely affect the Holders thereof.

        Notwithstanding the foregoing, the Company, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

          (1)   to cure any ambiguity, omission, mistake, defect or inconsistency;

          (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of the Indenture relating to the form of the Notes (including the related definitions) in a manner that does not materially adversely affect any Holder (as determined in good faith by the Company);

          (3)   to comply with the covenant relating to mergers, consolidations and sales of assets;

          (4)   to provide for the assumption of the Company's or any Guarantor's obligations to the Holders;

          (5)   to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder (as determined in good faith by the Company);

          (6)   to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

          (7)   to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

          (8)   to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

          (9)   to provide for the issuance of Additional Notes in accordance with the Indenture;

          (10) to add a Guarantor under the Indenture and to allow a Guarantor to execute a supplemental indenture and/or guarantee the Notes or to release a Guarantor in accordance with the terms of the Indenture;

          (11) to conform the text of the Indenture, Guarantees or the Notes to any provisions of this "Description of Notes" to the extent that such provision in this "Description of Notes" was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes (as determined in good faith by the Company);

          (12) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes (in each case, as determined in good faith by the Company);

          (13) to provide for the issuance of the Notes in a manner consistent with the terms of the Indenture; or

          (14) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

        For purposes of determining whether the Holders of the requisite principal amount of Notes have taken any action under the Indenture, the principal amount of Notes shall be deemed to be the principal amount of Notes as of (i) if a record date has been set with respect to the taking of such action, such date or (ii) if no such record date has been set, the date the taking of such action by the Holders of such requisite principal amount is certified to the Trustee by the Company.

Notices

        Notices given by publication or electronic delivery will be deemed given on the first date on which publication or electronic delivery is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing or transmitting.

Concerning the Trustee

        The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

        The Indenture provides that the Holders of a majority in principal amount of all then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured or waived by Holders in accordance with the Indenture), the Trustee will be required, in the exercise of the rights and powers vested in it by the Indenture, to use the degree of care of a prudent person in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

Governing Law

        The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

        "Acquired Indebtedness" means, with respect to any specified Person,

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" means all additional interest (if any) then owing pursuant to the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this Description of Notes, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Applicable Premium" means, as calculated by the Company with respect to any Note on any Redemption Date, the greater of:

          (1)   1.0% of the principal amount of such Note; and

          (2)   the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at October 1, 2018 (such redemption price being set forth in the table appearing above under the heading "—Optional Redemption") plus (ii) all required interest payments due on such Note through October 1, 2018 (excluding accrued but unpaid interest (including Additional Interest), if any, to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

        "Asset Sale" means:

          (1)   the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition"); or

          (2)   the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under "—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"), whether in a single transaction or a series of related transactions;

  in each case, other than:

            (a)   any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn-out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

            (b)   the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under "—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

            (c)   the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "—Certain Covenants—Limitation on Restricted Payments";

            (d)   any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $10.0 million;

            (e)   any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company;

            (f)    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

            (g)   the lease, assignment or sub-lease of any real or personal property in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between joint venture parties set forth in any joint venture or similar binding agreement;

            (h)   any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

            (i)    foreclosures, condemnations or any similar action with respect to assets or the granting of Liens not prohibited by the Indenture;

            (j)    the licensing and sub-licensing of intellectual property or other general intangibles in the ordinary course of business or consistent with past practice;

            (k)   the sale, discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

            (l)    any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business; and

            (m)  dispositions of accounts receivable and related assets to a Securitization Subsidiary in connection with a Permitted Receivables Financing.

        "Asset Sale Offer" has the meaning set forth in the fourth paragraph under "—Repurchase at the Option of Holders—Asset Sales."

        "board of directors" means, with respect to a corporation, the board of directors of the corporation, and, with respect to any other Person, the board or committee of such Person, or board of directors of the general partner or general manager of such Person, serving a similar function.

        "Business Day" means each day that is not a Legal Holiday.

        "Calculation Date" means the date on which the event for which the calculation of the Consolidated Net Leverage Ratio or the Fixed Charge Coverage Ratio, as applicable, shall occur.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4)   any other interest or participation (including, without limitation, quotas) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations of the Company or its Restricted Subsidiaries either existing on the Issue Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Company as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment or otherwise, shall for all purposes under the Indenture (including, without limitation, the calculation of Consolidated Net Income and EBITDA) not be treated as capital lease obligations, Capitalized Lease Obligations or Indebtedness.

        "Cash Equivalents" means:

          (1)   United States Dollars;

          (2)   (a)   Canadian Dollars, pounds sterling, yen, Euros, Brazilian reais, Renminbi and the New Taiwan dollar; and

            (b)   such other currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;

          (3)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) and European Government Obligations, in each case with maturities of 24 months or less from the date of acquisition;

          (4)   certificates of deposit, time deposits and Eurodollar time deposits with maturities of 24 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. Dollar equivalent as of the date of determination) in the case of non-U.S. banks;

          (5)   repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

          (6)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

          (7)   marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

          (8)   investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above;

          (9)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

          (10) Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 24 months or less from the date of acquisition;

          (11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA–(or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody's; and

          (12) Investments in money market funds with average maturities of 24 months or less from the date of acquisition that are rated "Aaa3" by Moody's and "AAA" by S&P (or reasonably equivalent ratings of another Rating Agency).

        Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) or (2) above; provided that such amounts are converted into any currency listed in clause (1) or (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any one of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any person, other than to the Company or one of its Restricted Subsidiaries;

          (2)   the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

          (3)   the adoption of a plan relating to the liquidation or dissolution of the Company.

        For the purposes of this definition, the term "person" shall be defined as that term is used in Section 13(d)(3) of the Exchange Act and the term "beneficial owner" shall be defined as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act.

        "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense and amortization of intangible assets, debt issuance costs, commissions, fees and expenses, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP (excluding, in each case, amortization expense attributable to a prepaid cash item that was paid in a prior period).

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

          (1)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income, including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedging Obligations with respect to Indebtedness and (f) any premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable in connection with a Permitted Receivables Financing, but excluding (v) penalties and interest relating to taxes, (w) accretion or accrual of discounted liabilities not constituting Indebtedness, (x) any expense resulting from the discounting of any outstanding Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (y) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (z) any expensing of bridge, commitment and other financing fees; plus

          (2)   consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

          (3)   interest income for such period.

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

          (1)   cumulative effect of a change in accounting principles during such period shall be excluded,

          (2)   any after-tax effect of income (loss) from abandoned or discontinued operations and any net after-tax gains or losses on disposal of abandoned or discontinued operations shall be excluded,

          (3)   any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

          (4)   the Net Income for such period of any Person that is not a Subsidiary or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the referent Person or a Restricted Subsidiary thereof in respect of such period,

          (5)   solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of "—Certain Covenants—Limitation on Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments that are actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

          (6)   any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

          (7)   any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, physical assets (including commodities and inventory), long-lived assets or investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

          (8)   any non-cash compensation or similar charge or expense or reduction of revenue, including any such charge or amount arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management, other employees or business partners of the Company or any of its direct or indirect parent companies or subsidiaries shall be excluded,

          (9)   any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization, Investment, Asset Sale, issuance, repayment or amendment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed), any non-cash expenses or charges recorded in accordance with GAAP relating to currency valuation of foreign denominated debt and any charges or non-recurring merger costs incurred during such period as a result of any such transaction including, without limitation, any non-cash expenses or charges recorded in accordance with GAAP relating to equity interests issued to non-employees in exchange for services provided in connection with any acquisition or business arrangement (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) shall be excluded,

          (10) all extraordinary, unusual or non-recurring charges, gains and losses (whether cash or non-cash) (including, without limitation, all restructuring costs, facilities relocation costs, acquisition integration costs and fees, including cash severance payments made in connection with acquisitions, and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock), and the related tax effects according to GAAP shall be excluded,

          (11) inventory purchase accounting adjustments and amortization and impairment charges resulting from other purchase accounting adjustments in connection with acquisition transactions shall be excluded,

          (12) the following items shall be excluded:

            (a)   any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of ASC 815 Derivatives and Hedging; and

            (b)   foreign currency and other non-operating gain or loss and foreign currency gain (loss) included in other operating expenses including any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

        In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds actually received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

        Notwithstanding the foregoing, for the purpose of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only (other than clause 3(c) or (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases or redemptions of Restricted Investments from the Company and its Restricted Subsidiaries, any repayments of loans or advances that constitute Restricted Investments by the Company or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(c) or (3)(d) of the first paragraph thereof.

        "Consolidated Net Leverage Ratio" means, as of the date of determination, the ratio of (a) the Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination less Unrestricted Cash of the Company and its Restricted Subsidiaries as of such date of determination (in each case, determined after giving pro forma effect to such incurrence of Indebtedness, and each other incurrence, assumption, guarantee, redemption, retirement and extinguishment of Indebtedness as of such date of determination) to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recent four fiscal quarter period ending immediately prior to such determination date for which internal financial statements are available. For purposes of determining the "Consolidated Net Leverage Ratio," "EBITDA" shall be subject to the adjustments applicable to "EBITDA" as provided for in the definition of "Fixed Charge Coverage Ratio."

        "Consolidated Net Tangible Assets" means, at any time, Total Assets at such time minus the sum of (1) all current liabilities of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, all as determined by the Company's most recent consolidated balance sheet and computed on a pro forma basis to give effect to any acquisition or disposition of assets outside the ordinary course of business made after such balance sheet date and on or prior to the date of determination.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

          (1)   to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)   to advance or supply funds

            (a)   for the purchase or payment of any such primary obligation, or

            (b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

          (3)   to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

        "Credit Facilities" means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures), providing for revolving credit loans, term loans or letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock") or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, investor or group of lenders.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Company or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its

Subsidiaries) and is so designated as Designated Preferred Stock pursuant to an Officer's Certificate executed by the principal financial officer of the Company on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the "—Certain Covenants—Limitation on Restricted Payments" covenant.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale and other than redeemable for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale and other than redeemable for Capital Stock of such Person that is not itself Disqualified Stock), in whole or in part, in each case prior to the date that is 91 days after the maturity date of the Notes; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia other than any such Restricted Subsidiary that is a Subsidiary of a Foreign Subsidiary that is a "controlled foreign corporation" within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

          (1)   increased (without duplication) by the following, in each case (other than clause (g)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

            (a)   provision for taxes based on income or profits or capital gains, including, without limitation, state, franchise and similar taxes, and foreign withholding taxes and penalties and interest relating to taxes of such Person paid or accrued during such period; plus

            (b)   Consolidated Interest Expense of such Person for such period, together with items excluded from the definition of "Consolidated Interest Expense" pursuant to clauses (1)(v) through (z) thereof to the extent the same were deducted (and not added back) in calculating Consolidated Net Income; plus

            (c)   Consolidated Depreciation and Amortization Expense of such Person for such period; plus

            (d)   the amount of any restructuring charges, integration, business optimization and acquisition, investment or disposal-related costs (whether incurred prior to, or after, the consummation of any such acquisition, investment or disposal), retention charges, stock option and any other equity-based compensation expenses deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions, investments or disposals before or after the Issue Date and costs related to the closure and/or consolidation of facilities or headcount reductions or other similar actions (including severance charges in respect of employee terminations); plus

            (e)   any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

            (f)    income attributable to non-controlling interests in Subsidiaries to the extent deducted (and not added back) in such period in calculating Consolidated Net Income; plus

            (g)   the amount of net cost savings and operating expense reductions projected by the Company in good faith to be realized as a result of actions initiated or to be initiated or taken on or prior to the date that is 12 months after the consummation of any acquisition, amalgamation, merger or operational change or other action, plan or transaction and prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and quantifiable and (y) no cost savings shall be added pursuant to this clause (g) to the extent duplicative of any expenses or charges relating to such cost savings that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing EBITDA for such period; provided further that the adjustments pursuant to this clause (g) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the definition of "Fixed Charge Coverage Ratio"; provided further that the aggregate amount of add backs made pursuant to this clause (g) shall not exceed an amount equal to 15% of EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (g)); plus

            (h)   any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under "—Certain Covenants—Limitation on Restricted Payments"; plus

            (i)    the amount of any earn-out payments, contingent consideration or deferred purchase price of any kind in conjunction with acquisitions; plus

            (j)    losses to the extent reimbursable by third parties in connection with any acquisition permitted hereunder, as determined in good faith by the Company; and

          (2)   decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Company (excluding Disqualified Stock), other than:

          (1)   public offerings with respect to the Company's common stock registered on Form S-8; and

          (2)   issuances to any Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "fair market value" means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Company in good faith.

        "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

        For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis, assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, consolidation, disposed operation or any other transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt and without duplication, cost savings and operating expense reduction resulting from such Investment, acquisition, disposition, merger, consolidation, disposed operation or other transaction, in each case calculated in the manner described in the definition of "EBITDA" herein). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

          (1)   Consolidated Interest Expense of such Person for such period;

          (2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

          (3)   all cash dividends or other distributions paid or accrued (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

        "Foreign Subsidiary" means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

        "Foreign Subsidiary Holding Company" means, with respect to any Person, (a) any Restricted Subsidiary of such Person that is a "controlled foreign corporation" as defined in Section 957 of the Internal Revenue Code of 1986, as amended (a "CFC"), (b) any Restricted Subsidiary of such Person substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more CFCs and intellectual property relating to such CFCs and any other assets incidental thereto and (c) each Subsidiary of any of the foregoing Persons.

        "GAAP" means (1) generally accepted accounting principles in the United States of America which are in effect on the Issue Date or (2) if elected by the Company by written notice to the Trustee in connection with the delivery of financial statements and information, the accounting standards and interpretations ("IFRS") adopted by the International Accounting Standards Board, as in effect on the first date of the period for which the Company is making such election; provided, that (a) any such election once made shall be irrevocable, (b) all financial statements and reports required to be provided after such election pursuant to the Indenture shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in the Indenture shall be computed in conformity with IFRS and (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall restate its consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date and (y) for delivery of audited annual financial information, it shall provide consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date.

        "Government Securities" means securities that are:

          (1)   direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged;

          (2)   obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt; or

          (3)   AAA rated money market mutual funds, where 100% of the holdings are in securities described in clauses (1) or (2) of this definition of Government Securities or repurchase agreements that are fully collateralized by securities described in clauses (1) or (2) of this definition of Government Securities.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

        "Guarantee" means the guarantee by any Guarantor of the Company's Obligations under the Indenture and the Notes.

        "Guarantor" means each Subsidiary Guarantor and any other Person that becomes a Guarantor in accordance with the terms of the Indenture.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement, currency collar agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, commodity or currency risks either generally or under specific contingencies.

        "Holder" means the Person in whose name a Note is registered on the applicable registrar's books.

        "Indebtedness" means, with respect to any Person, without duplication:

          (1)   any indebtedness of such Person, whether or not contingent:

            (a)   in respect of borrowed money;

            (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

            (c)   representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

            (d)   representing net payment obligations under any Hedging Obligations;

  if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (2)   to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business;

          (3)   to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person, the amount of such obligation being deemed to be the lesser of the value of such asset or the amount of the obligation so secured; and

          (4)   the amount of any Permitted Receivables Financing to which such Person is a party; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) any obligations under or in respect of operating leases or Sale and Lease-back Transactions (except any resulting Capitalized Lease Obligations).

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB–(or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" means:

          (1)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

          (2)   debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

          (3)   investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) (which fund may also hold immaterial amounts of cash pending investment or distribution thereof); and

          (4)   corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to directors, officers, employees and consultants in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "—Certain Covenants—Limitation on Restricted Payments":

          (1)   "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to:

            (a)   the Company's "Investment" in such Subsidiary at the time of such redesignation; less

            (b)   the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

        The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents by the Company or a Restricted Subsidiary in respect of such Investment.

        "Issue Date" means August 11, 2015.

        "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions are required to be closed in the State of New York or a place of payment with respect to the Notes.

        "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

        "Net Proceeds" means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash and Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets (other than required by clause (1) of the second paragraph of "—Repurchase at the Option of Holders—Asset Sales") and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

        "Obligations" means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chairman of the board of directors, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or a Guarantor.

        "Officer's Certificate" means a certificate signed on behalf of the Company by an Officer of the Company or on behalf of a Guarantor by an Officer of such Guarantor (or if such Guarantor is a general partnership, one of the partners of the Guarantor).

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or a Subsidiary of the Company.

        "Permitted Investment" means:

          (1)   any Investment in the Company or any of its Restricted Subsidiaries or any Person that will become a Restricted Subsidiary as a result of such Investment;

          (2)   any Investment in cash or Cash Equivalents or Investment Grade Securities;

          (3)   any Investment acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the provisions described under "—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets," to the extent that such Investments were not made in anticipation or contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

          (4)   any Investment in securities or other assets, including earn-outs, not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under "—Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

          (5)   any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided, that the amount of any such Investment may be increased pursuant to such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the Indenture;

          (6)   any Investment acquired by the Company or any of its Restricted Subsidiaries:

            (a)   consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

            (b)   in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade counterparty or customer);

            (c)   in satisfaction of judgments against other Persons; or

            (d)   as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (7)   Hedging Obligations permitted under clause (10) of the second paragraph under the covenant described in "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (8)   Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Company; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in "—Certain Covenants—Limitations on Restricted Payments";

          (9)   guarantees of Indebtedness of the Company and any Restricted Subsidiary permitted under the covenant described in "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Transactions with Affiliates" (except transactions described in clause (2), (4) or (6) of such paragraph);

          (11) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

          (12) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), not to exceed the greater of $150.0 million and 7.5% of Consolidated Net Tangible Assets (measured at the time of the Investment);

          (13) [Reserved];

          (14) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

          (15) [Reserved];

          (16) loans and advances to, or guarantees of Indebtedness of, officers, directors and employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

          (17) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

          (18) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

          (19) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

          (20) repurchases of Notes;

          (21) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers;

          (22) Investments in the ordinary course of business in connection with joint marketing arrangements with another Person (including the licensing or contribution of intellectual property in connection therewith); and

          (23) Investments in a Securitization Subsidiary that are necessary or desirable to effect any Permitted Receivables Financing.

        "Permitted Liens" means, with respect to any Person:

          (1)   pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (2)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

          (3)   Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person to the extent required by GAAP;

          (4)   Liens to secure the performance of statutory obligations or in favor of issuers of performance, surety, bid or appeal bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (5)   survey exceptions, title defects, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that, in all cases, were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)   Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (10), (18) or (23) of the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (7)   Liens existing on the Issue Date;

          (8)   Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in anticipation or contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

          (9)   Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in anticipation or contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries;

          (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (11) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (12) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and that do not secure any Indebtedness;

          (13) Liens arising from Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases, consignment of goods or similar arrangements entered into by the Company and its Restricted Subsidiaries in the ordinary course of business and Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

          (14) Liens in favor of the Company or any Subsidiary Guarantor;

          (15) Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Company's clients;

          (16) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extension, renewal or replacement) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (7), (8) or (9) to the extent that the Indebtedness secured by such new Lien is an amount equal to the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (7), (8) or (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided, however, that in each case such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property);

          (17) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (18) other Liens securing obligations not to exceed the greater of $75.0 million and 7.0% of Consolidated Net Tangible Assets (measured at the time of incurrence) at any one time outstanding;

          (19) Liens securing Indebtedness of any non-Guarantor Restricted Subsidiary permitted to be incurred under the Indenture, to the extent such Liens relate only to the assets and properties of a non-Guarantor Restricted Subsidiary (and for the avoidance of doubt, any Liens permitted by this clause (19) at the time of incurrence thereof shall continue to be permitted by this clause (19) if such non-Guarantor Restricted Subsidiary later provides a Guarantee of the Notes);

          (20) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the heading "—Events of Default and Remedies" so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

          (22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;

          (23) Liens deemed to exist in connection with Investments in repurchase agreements permitted under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

          (24) Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing;

          (25) Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts or other cash management arrangements of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (26) Liens securing Indebtedness and other obligations to the extent permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, incurred pursuant to clause (1) of the second paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (27) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

          (28) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (29) Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

          (30) Liens securing the Notes (other than any Additional Note) or the Guarantees thereof;

          (31) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

          (32) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

          (33) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

          (34) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under the Indenture to be applied against the purchase price for such Investment;

          (35) any interest or title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor's, sub-lessor's, licensor's or sub-licensor's interest under leases or licenses entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business;

          (36) deposits of cash with the owner or lessor of premises leased and operated by the Company or any of its Subsidiaries in the ordinary course of business of the Company and such Subsidiary to secure the performance of the Company's or such Subsidiary's obligations under the terms of the lease for such premises;

          (37) prior to the date on which a Permitted Investment is consummated, Liens arising from any escrow arrangement pursuant to which the proceeds of any equity issuance or other funds used to finance all or a portion of such Permitted Investment are required to be held in escrow pending release to consummate such Permitted Investment;

          (38) Liens in connection with contracts for the sale of assets, including customary provisions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of any Capital Stock or assets of such Subsidiary; and

          (39) Liens on trusts, cash or Cash Equivalents or other funds in connection with the defeasance (whether by covenant or legal defeasance), discharge or redemption of Indebtedness pending consummation of a strategic transaction, or similar obligations; provided that such defeasance, discharge or redemption is otherwise permitted by the Indenture.

        In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this definition and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.

        "Permitted Receivables Financing" means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires accounts receivable of the Company or any of its Restricted Subsidiaries and enters into a third party financing thereof on terms that the board of directors of the Company has concluded are customary and market terms that are fair to the Company and its Restricted Subsidiaries.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

        "Rating Agencies" means Moody's and S&P or if Moody's or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody's or S&P or both, as the case may be.

        "Registration Rights Agreement" means the Registration Rights Agreement to be dated the Issue Date, among the Company and Morgan Stanley & Co. LLC, as the initial purchaser.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary and Foreign Subsidiary Holding Company) that is not then an Unrestricted Subsidiary. Upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be a Restricted Subsidiary.

        "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

        "Sale and Lease-Back Transaction" means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Securitization Subsidiary" means a Subsidiary of the Company:

          (1)   that is designated a "Securitization Subsidiary" by the board of directors of the Company,

          (2)   that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

          (3)   no portion of the Indebtedness or any other obligation, contingent or otherwise, of which:

            (a)   is guaranteed by the Company or any of its other Restricted Subsidiaries,

            (b)   is recourse to or obligates the Company or any of its other Restricted Subsidiaries in any way, or

            (c)   subjects any property or asset of the Company or any of its other Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and

          (4)   with respect to which neither the Company nor any of its other Restricted Subsidiaries has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results, other than, in the case of clauses (3) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.

        "Senior Credit Facilities" means the Credit Agreement dated as of December 19, 2014, by and among the Company, the Subsidiaries of the Company listed on the signature pages thereto, Bank of America, N.A., as Administrative Agent, and the other agents and lenders party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof.

        "Senior Indebtedness" means any Indebtedness of the Company or any Subsidiary Guarantor that ranks pari passu in right of payment with the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be. For the avoidance of doubt, any Indebtedness of the Company or any Subsidiary Guarantor that is permitted to be incurred under the terms of the Indenture shall constitute Senior Indebtedness for the purposes of the Indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinate in right of payment to the Notes or any related Guarantee.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

        "Similar Business" means any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto or a reasonable extension, development or expansion of such business.

        "Subordinated Indebtedness" means, with respect to the Notes,

          (1)   any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes,

    and

          (2)   any Indebtedness of any Subsidiary Guarantor that is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

        "Subsidiary" means, with respect to any Person:

          (1)   any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

          (2)   any partnership, joint venture, limited liability company or similar entity of which

            (a)   more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

            (b)   such Person or any Restricted Subsidiary of such Person is a general partner or otherwise controls such entity.

        "Subsidiary Guarantor" means each Subsidiary of the Company that Guarantees the Notes in accordance with the terms of the Indenture.

        "Total Assets" means the total assets of the Company and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company or such other Person as may be expressly stated, as the case may be (giving pro forma effect to any acquisitions or dispositions of assets or properties that have been made by the Company or any of its Restricted Subsidiaries subsequent to the date of such balance sheet, including through mergers or consolidations).

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or in connection with a discharge, two Business Days prior to the date of deposit with the Trustee or paying agent, as applicable) (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 1, 2018; provided, however, that if the period from the Redemption Date to October 1, 2018 to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Unrestricted Cash" means, at any time, all cash and Cash Equivalents held by the Company and its Restricted Subsidiaries at such time; provided that such cash and Cash Equivalents (a) do not appear

(and would not be required to appear) as "restricted" on a consolidated balance sheet of the Company prepared in conformity with GAAP (unless such classification results solely from any Lien referred to in clause (b) below) and (b) are not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor, other than Liens created under a Credit Facility.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

          (1)   such designation complies with the covenant described under "—Certain Covenants—Limitation on Restricted Payments"; and

          (2)   each of the Subsidiary to be so designated and its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

        The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

          (1)   the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under "—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

          (2)   the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would be greater than such ratio of the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

        Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Company or any committee thereof giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

        Actions taken by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by the Company or any Restricted Subsidiary.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years obtained by dividing:

          (1)   the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment; by

          (2)   the sum of all such payments.

BOOK-ENTRY, SETTLEMENT AND CLEARANCE

The Global Notes

        The exchange notes issued in exchange for outstanding unregistered notes will be represented by global notes in definitive, fully registered form, without interest coupons (collectively, the "global notes").

        Upon issuance, the global notes will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

        Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchaser; and

  •
  ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry Procedures for the Global Notes

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Neither the Company nor the Trustee takes any responsibility for these operations and procedures, and investors are urged to contact the system or their participants directly to discuss these matters.

        DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised the Company that, pursuant to procedures established by it:

          (1)   upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchaser with portions of the principal amount of the Global Notes; and

          (2)   ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes.

        Consequently, neither the Company nor the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records, or any Participant's or Indirect Participant's records, relating to the beneficial ownership interests in the Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of the notes (a "Holder") only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form and to distribute such notes to its Participants.

        Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or the Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

  •
  we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the indentures should occur.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The exchange of outstanding unregistered notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding unregistered note exchanged therefor, and the basis of the exchange note will be the same as the basis of the outstanding unregistered note immediately before the exchange.

        Persons considering the exchange of outstanding unregistered notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences of the exchange in light of their particular situations as well as any non-United States federal income tax consequences of the exchange, such as United States federal estate, state, local and foreign tax consequences.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding unregistered notes where such outstanding unregistered notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until November 28, 2016, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        The Issuer will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date the Issuer will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the exchange notes and related guarantees offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. Reed Smith LLP, Los Angeles, California, addressed certain matters relating to California law. Faegre Baker Daniels LLP, Minneapolis Minnesota, addressed certain matters relating to Minnesota law. Brunini, Grantham, Grower & Hewes, PLLC, Jackson, Mississippi, addressed certain matters relating to Mississippi law. Lathrop & Gage LLP, Kansas City, Missouri, addressed certain matters relating to Missouri law. Perkins Coie LLP, Portland, Oregon, addressed certain matters relating to Oregon law. Baker & McKenzie Abogados, S.C., Mexico City, Mexico, addressed certain matters relating to Mexico law.

EXPERTS

        The consolidated and combined financial statements incorporated in this Prospectus by reference from Vista Outdoor Inc.'s Current Report on Form 8-K dated August 11, 2016, and the effectiveness of Vista Outdoor Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the financial statements being derived from the consolidated financial statements and accounting records of Alliant Techsystems Inc. and certain expense allocations from Alliant Techsystems Inc. corporate functions through February 8, 2015). Such consolidated and combined financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Bushnell Group Holdings, Inc. and subsidiaries incorporated in this Prospectus by reference from Vista Outdoor Inc.'s Current Report on Form 8-K dated August 11, 2016, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The Consolidated Financial Statements of CamelBak Acquisition Corporation and Subsidiaries for the fiscal year ended December 31, 2014 incorporated by reference in this prospectus from Vista Outdoor's Current Report on Form 8-K filed with the SEC on August 11, 2016, have been audited by Grant Thornton LLP, an independent Certified Public Accountant, as set forth in their report thereon included therein (which report expresses an unqualified opinion). The unaudited Consolidated Financial Statements of CamelBak Acquisition Corporation and Subsidiaries for the six months ended June 30, 2015 are also incorporated by reference in this prospectus from Vista Outdoor's Current Report on Form 8-K filed with the SEC on August 11, 2016.

        The financial information relating to CamelBak Acquisition Corporation as of and for the fiscal year ended December 31, 2014 incorporated by reference herein has been derived from the audited financial statements of CamelBak Acquisition Corporation. Such financial statements were audited under the standards promulgated by the American Institute of Certified Public Accountants, but not the standards promulgated by the Public Company Accounting Oversight Board. We believe that this does not have a material impact on the understanding of CamelBak Acquisition Corporation's results of operations, financial condition, liquidity and related operating and financial trends.

 AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE

        Vista Outdoor Inc. files periodic reports and other information with the SEC. In this prospectus, we "incorporate by reference" certain information filed by Vista Outdoor Inc. with the SEC, which means that important information is being disclosed to you by referring to those documents. Those documents that are filed prior to the date of this prospectus are considered part of this prospectus, and those documents that are filed after the date of this prospectus and prior to the completion of the exchange offer will be considered a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently dated or filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents listed below are incorporated by reference in this prospectus:

  •
  Vista Outdoor's Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on May 27, 2016 (excluding Part II, Item 8 thereof, which, for purposes of this prospectus, is superseded by the Part II, Item 8 included in Vista Outdoor's Current Report on Form 8-K filed with the SEC on August 11, 2016 and incorporated by reference herein);

  •
  Vista Outdoor's Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2016, filed with the SEC on August 12, 2016.

  •
  Vista Outdoor's Definitive Proxy Statement on Schedule 14A, filed with the SEC June 30, 2016 (to the extent incorporated by reference in Vista Outdoor's Annual Report on Form 10-K for the fiscal year ended March 31, 2016);

  •
  Vista Outdoor's Current Reports on Form 8-K, filed with the SEC on April 4, 2016, April 29, 2016, August 11, 2016 (the second Form 8-K filed with the SEC on August 11, 2016, and not the first Form 8-K containing information furnished to the SEC with Item 2.02 information) and August 12, 2016;

  •
  all filings by Vista Outdoor with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before completion of this exchange offer; and

  •
  all filings by Vista Outdoor with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement of which this prospectus is a part.

        We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

        We will, upon any request, provide to any prospective investor to whom a copy of this prospectus is delivered, a copy of any and all information that has been incorporated by reference herein. In addition, we will upon request, provide to any prospective investor to whom a copy of this prospectus is delivered, a copy of the documents summarized in this prospectus. Such information will be provided upon written or oral request and at no cost to the requested. Such requests can be made by contacting:

Vista Outdoor Inc.
c/o Corporate Secretary
262 N University Drive
Farmington, UT 84025
(801) 447-3000

        In addition, all other information filed by Vista Outdoor with the SEC can be accessed electronically by means of our website at www.vistaoutdoor.com or the SEC's home page on the Internet at http://www.sec.gov. Such material may also be read and copied at the public reference room of the SEC at 100 F Street, Room 1580, N.E., Washington, D.C. 20549. Copies of such material can also be obtained at prescribed rates by writing to the public reference room. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

        Until November 28, 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Vista Outdoor Inc.

Offer to Exchange
5.875% Senior Notes due 2023

Dated August 30, 2016